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                                                                   Exhibit 10.ii




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                           LOAN AND SECURITY AGREEMENT

                                     between

                         U.S. BANK NATIONAL ASSOCIATION

                                       and

                                  PEMSTAR INC.


                            Dated as of June 28, 2001

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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of June 28, 2001, by and between PEMSTAR INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                     RECITAL

        The Lender and the Borrower have entered into a Credit Agreement, dated as of June 4, 1999 (as thereafter amended, the "Existing Credit Agreement"), under which the Lender made certain loans to the Borrower and issued letters of credit for the account of the Borrower. The "Obligations" as defined in the Existing Credit Agreement, are secured pursuant to a Security Agreement, dated as of June 4, 1999 (as thereafter amended, the "Existing Security Agreement"), by the Borrower in favor of the Lender. The Borrower has requested that the Lender continue to make loans to, and issue letters of credit for the account of, the Borrower, as more particularly described herein, and the Borrower and the Lender have agreed that the Existing Credit Agreement and Existing Security Agreement shall be amended and restated to read as follows to govern such loans, letters of credit and other extensions of credit as hereinafter provided.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and of any loans or other financial accommodations at any time made to or for the benefit of the Borrower by the Lender, the Borrower and the Lender agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

               Section 1.1. General Definitions. When used herein, the following capitalized terms shall have the meanings indicated:

        "Accounts" shall have the meaning set forth in the Minnesota Uniform Commercial Code, and shall include, to the extent not otherwise included in such definition, all rights and interests (including all liens and Security Interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to pay any Accounts or against any of the property of such Account Debtor or other obligor and all rights to collect the Accounts.

        "Account Debtor" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Accounts Availability" shall have the meaning given such term in
Section 3.1(a).

        "Adjusted Consolidated Tangible Net Worth" means, at any determination date, Adjusted Total Net Worth of the Borrower and its Subsidiaries on a consolidated basis minus:

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        (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current intangible assets identified in the Borrower's financial statements;

        (b) all Accounts and Indebtedness payable by employees, officers, directors, stockholders and affiliates; and

        (c) all callable/redeemable preferred stock.

        "Adjusted Total Liabilities" means the Current Liabilities and Long Term Debt (less Subordinated Debt) resulting from past or current transactions, that requires settlement in the future.

        "Adjusted Total Net Worth" means Total Assets minus Adjusted Total Liabilities.

        "Advance" shall mean that portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Prime Rate Advances which constitute Loans shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or a "Prime Rate Advance" (each, a "type" of Advance).

        "Adverse Event" shall mean the occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform its obligations under any Loan Document.

        "Affiliate" shall mean at any time and respect to any Person, (a) any other Person that at such time directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of such Person or any subsidiary of such Person, or any corporation or other entity of which such Person and its subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests, and (c) any Person that is an officer or director of such Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

        "Agreement" shall mean this Amended and Restated Loan and Security Agreement, as the same may be amended, restated, supplemental or otherwise modified from time to time.

        "Applicable Margin" shall mean 3.25% per annum for Eurodollar Advances and 1.00% per annum for Prime Rate Advances, provided, that on and after receipt of the Borrower's annual audited financial statements for its fiscal year ending December 31, 2001 and each subsequent fiscal year, the Applicable Margin shall equal the following percentages, calculated with reference to the Leverage Ratio determined under such financial statements:

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                                                Applicable Margin
        Leverage Ratio:             Prime Rate Advances:  Eurodollar Advances:
        --------------              -------------------   -------------------

        Greater than 4.50 to 1.00           1.00%                       3.25%

        Less than or equal to
        4.50 to 1.00 but greater
        than 3.50 to 1.00:                  0.50%                       2.85%

        Less than or equal to
        3.50 to 1.00 but greater
        than 2.50 to 1.00:                  0.25%                       2.60%

        Less than or equal to
        2.50 to 1.00                           0%                       2.25%

The Applicable Margin shall be determined by the Lender based upon the information set forth in each annual audited consolidated financial statements of the Borrower and the Subsidiaries furnished to Lender pursuant to Section 7.1(a) for the fiscal year ending on the date of such financial statements. Any change in the Applicable Margin shall affect all outstanding and future Loans and shall take effect on the first day of the month following the date of Lender's receipt of the applicable financial statement. Upon any failure of the Borrower to deliver to the Lender the financial statements within the time provided by Section 7.1(a), the Applicable Margin shall be the highest Applicable Margin set forth above and such Applicable Margin shall remain in effect until the first day following the date Lender receives the applicable financial statements requiring a lower Applicable Margin.

        "Attorneys' Fees" shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys retained or employed by the Lender or any of its Affiliates (including, without limitation, attorneys and paralegals who are employees of the Lender or its Affiliates) from time to time (a) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of the Loan Documents, (b) to prepare documentation related to the Loans and other Liabilities, (c) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, the Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, the Loan Documents, or the Borrower's or any other Obligor's or any Subsidiary's affairs, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, (e) to attempt to enforce any security interest in any of the Collateral to give any advice with respect to such enforcement, and (f) to enforce any of the Lender's rights to collect any of the Liabilities.

        "Borrowing Base" shall have the meaning given such term in Section 3.1.

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        "Borrowing Base Certificate" shall mean a certificate in the form of
Exhibit B signed as indicated thereon, setting forth the amount of the Borrowing Base.

        "Business Acquisition" shall mean acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of another Person or greater than 50% of the stock, membership interest, partnership interest or other equity interests of another Person.

        "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and New York, New York and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Lender in the interbank eurodollar market.

        "Capital Expenditure" shall mean, for any period, any amounts debited to the fixed asset account on the consolidated balance sheet of the Borrower and its Subsidiaries in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or capitalized leaseholds; and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures charged to repairs or maintenance in accordance with GAAP).

        "Capitalized Lease" shall mean any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Chattel Paper" shall have the meaning set forth in the Minnesota Uniform Commercial Code

        "Closing Fee" shall have the meaning given such term in Section 2.5.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, together with the regulations thereunder.

        "Collateral" shall mean any and all real or personal property in which Lender may at any time have a lien or security interest, whether under or pursuant to Section 5.1 or otherwise, to secure the Liabilities or any portion thereof.

        "Collateral Account" shall have the meaning given such term in Section 5.2(b).

        "Credit Termination Fee" shall have the meaning given such term in
Section 2.5.

        "Current Assets" means assets that are cash or expected to become cash within the ongoing twelve months.

        "Current Liabilities" means payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period, as determined in accordance with GAAP

        "Current Ratio" means the ratio of Current Assets to Current
Liabilities.

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        "Daily Unused Revolving Credit Amount" shall mean, for any date of determination, the amount obtained by subtracting from the Line of Credit Amount the outstanding principal balance of Line of Credit Advances on such date and subtracting the face amount of outstanding Letters of Credit, determined on a daily average basis as of (a) the last day of the month in which such date falls, or (b) the date the Line of Credit is terminated if the Line of Credit terminates on a day other than the last day of a month.

        "Default" shall mean the occurrence or existence of: (a) an event which, through the passage of time or the service of notice or both, would (assuming no action is taken by Borrower or any other Person to cure the same) mature into an Event of Default; (b) an event which requires neither the passage of time nor the service of notice to mature into an Event of Default; or (c) the occurrence of a breach or a default under any other agreement at any time in existence between the Borrower or any Affiliate and Lender, including without limitation, any of the Loan Documents.

        "Default Rate" shall have the meaning given such term in Section 2.2(b).

        "Disbursement Account" shall have the meaning given such term in Section 2.6(b).

        "Documents" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States, and political subdivision thereof, or any State of the United States.

        "EBITDA" shall mean, for any period of determination, the consolidated net income of the Borrower and the Subsidiaries before provision for income taxes, interest expense (including without limitation, implicit interest expense on Capitalized Leases), depreciation expense, amortization expense and other non-cash expenses or charges, excluding (to the extent included) non-operating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period.

        "Environmental Laws" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "superfund" or "superlien" law, the Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

        "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such Governmental Authority in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

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        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with the regulations thereunder.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

        "Eurodollar Advance" shall mean an Advance designated as such in a notice of borrowing under Section 2.1 (c) or 2.4(a) or a notice of continuation or conversion under Section 2.4(e).

        "Eurodollar Interbank Rate" shall mean the offered rate for deposits in United States Dollars for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, quoted by the Lender from Page 3750 of the Dow Jones Markets (Telerate) screen as of approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day of the Interest Period of such Eurodollar Advance, or the rate for such deposits determined by the Lender at such time based on such other published service of general application as shall be selected by the Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Lender may determine the rate based on rates offered to the Lender for deposits in United States Dollars in the Interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein.

        "Eurodollar Rate (Reserve Adjusted)" shall mean a rate per annum calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

               ERRA          =      Eurodollar Interbank Rate
                                    -------------------------
                                            1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Lender for the applicable Interest Period. The Lender's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

        "Eurodollar Reserve Rate" shall mean a percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves),
(a) specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) and/or (b) applicable to extensions of credit by the Lender, the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurodollar Reserve Rate shall reflect any reserves required to be maintained by the Lender against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

        "Event of Default" shall have the meaning given such term in Section
9.1.

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        "Existing Letters of Credit" shall mean the Letters of Credit listed on
Schedule 1.1(a), issued by Lender for the account of the Borrower.

        "Federal Governmental Authority" shall have the meaning given such term in Section 3.2.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fixed Charge Coverage Ratio" shall mean the ratio, for each period of twelve consecutive calendar months, calculated as of the last day of such period, of:

        (a) the remainder of (i) EBITDA for such period, minus (ii) taxes paid in cash during such period, minus (iii) dividends and other distributions in respect of stock of the Borrower paid in cash during such period, and minus (iv) Capital Expenditures during such period reduced by the amount of Indebtedness incurred by the Borrower to finance such Capital Expenditures;

        to

        (b) the total of (i) Interest Expense during such period, plus (ii) mandatory or scheduled principal payments of Funded Debt during such period.

        "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

        "Funded Debt" shall mean, without duplication, all obligations of the Borrower or a Subsidiary on a consolidated basis: (a) in respect of borrowed money; (b) secured by a mortgage, pledge, security interest, lien or charge on the assets of the Borrower or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person (provided that non-recourse obligations will only be taken into account up to the fair market value of the related property); (c) any obligation for the deferred purchase price of any property or services evidenced by a note, payment contract (other than an account payable arising in the ordinary course of business) or other instrument,
(d) any obligation as lessee under any Capitalized Lease; (e) all guaranties and contingent or other legal obligations in respect to Funded Debt of other Persons, excluding ordinary course endorsements; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit other than commercial letters of credit.

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

        "General Intangibles" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

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        "Guarantor" shall mean Turtle Mountain Corporation, and each other
Domestic Subsidiary that shall execute and deliver a Guaranty (and related documents reasonably required by the Lender) from time to time.

        "Guaranty" shall mean a guaranty in the form of Exhibit C hereto.

        "Hazardous Materials" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law including, without limitation, petroleum and petroleum products, including crude oil or any fraction thereof which is liquid at standard conditions or temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et. seq., as amended or hereafter amended, and asbestos in any form or condition.

        "IBM Credit" shall mean IBM Credit Corporation and any successor or assign thereof under the IBM Credit Loan Agreement.

        "IBM Credit Loan Agreement" shall mean that certain Revolving Credit Agreement, dated on or about June 28, 2001 (as thereafter amended, modified, extended, renewed or replaced from time to time), between the Borrower and IBM Credit.

        "IBM Intercreditor Agreement" shall mean an Agreement, in form and substance satisfactory to Lender, between Lender and IBM Credit respecting the Collateral.

        "IDB Letters of Credit" shall mean (a) the "Letter of Credit" described in the 1997 IDB Reimbursement Agreement; and (b) the "Letter of Credit" described in the 1998 IDB Reimbursement Agreement.

        "IDB Reimbursement Agreements" shall mean (a) the Letter of Credit Reimbursement Agreement dated as of May 1, 1997 (the "1997 IDB Reimbursement Agreement") among the Borrower, the Lender and U.S. Bank Trust National Association; and (b) the Letter of Credit Reimbursement Agreement dated as of June 1, 1998 (the "1998 IDB Reimbursement Agreement") among the Borrower, the Lender and U.S. Bank Trust National Association, in each case as originally executed and as amended, modified, supplemented, restated or replaced from time to time.

        "IDB Reimbursement Obligations" shall mean (a) the "Reimbursement Obligations" as defined in the 1997 IDB Reimbursement Agreement; and (b) the "Reimbursement Obligations" as defined in the 1998 IDB Reimbursement Agreement.

        "Indebtedness" shall mean, with respect to any Person and without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) any obligation secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not such obligation shall have been assumed and whether or not such obligation is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase

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price of any property or services, except accounts payable arising in the ordinary course of business not unpaid for a period of more than 60 days; (d) any obligation as lessee under any Capitalized Lease; (e) any guaranty, endorsement or other contingent obligation in respect to indebtedness of others; and (f) any undertaking or agreement to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        "Instrument" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Interest Expense" means, for any period of determination, the aggregate consolidated interest expense of the Borrower and its Subsidiaries during such period in respect of Indebtedness determined in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any obligations under Capitalized Leases.

        "Interest Period" shall mean, for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Prime Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance if a Eurodollar Advance is continued, as the case may be, and ending on the numerically corresponding day one, two or three months thereafter, as selected by the Borrower pursuant to
Section 2.4; provided, that:

        (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

        (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

        (c)  no Interest Period shall extend beyond the Termination Date.

        "Inventory" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Inventory Availability" shall have the meaning given such term in
Section 3.1(a).

        "Inventory Availability Sublimit" shall have the meaning given such term in Section 3.1(a).

        "Investment" shall mean the acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and

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customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real and personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

        "Letter of Credit" shall mean (a) the Existing Letters of Credit, and
(b) any other letter of credit issued by the Lender as described in Section 2.13 hereof, as any of the foregoing may be amended or extended from time to time. The term "Letter(s) of Credit" shall not include the IDB Letters of Credit.

        "Letter of Credit Agreements" shall mean the Letter of Credit Applications, and any and all documents, instruments and agreements between the Borrower, Lender related to the Letter of Credit Application and/or Letter of Credit together with any and all amendments and/or extensions thereto or thereof.

        "Letter of Credit Application" shall mean an application submitted by the Borrower for issuance of a Letter of Credit pursuant to Section 2.13, in a form and containing terms and provisions acceptable to the Lender.

        "Letter of Credit Commission" shall have the meaning given to such term in Section 2.5.

        "Letter of Credit Draft" shall means a draft drawn on the Lender, pursuant to a Letter of Credit.

        "Letter of Credit Obligations" shall mean the aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower.

        "Letter of Credit Sublimit" shall mean $10,000,000.

        "Leverage Ratio" shall mean the ratio of: (a) total Indebtedness of the Borrower and its Subsidiaries less Subordinated Debt of the Borrower and its Subsidiaries, to (b) Adjusted Consolidated Tangible Net Worth.

        "Liabilities" shall mean any and all of the liabilities, obligations and indebtedness of the Borrower to the Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to be due, and whether joint, several or joint and several and including, without limitation, (a) the obligations of the Borrower under this Loan Agreement and the other Loan Documents, including obligations of performance, (b) the obligation of the Borrower to reimburse the Lender for each payment made under or pursuant to any Letter of Credit or Letter of Credit Draft, (c) the IDB Reimbursement Obligations, and (d) the obligation of the Borrower to pay interest, fees, charges, expenses, Attorney's Fees, overdrafts and other sums chargeable to the Borrower by the Lender under the Loan Documents. "Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

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        "Lien" shall mean any security interest, mortgage, pledge, lien, hypothecation, statutory lien, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device including, without limitation, the interest of a lessor under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement.

        "Line of Credit" shall mean the facility established pursuant to this Agreement by which the Lender will make Line of Credit Advances to the Borrower or issue, or cause an Affiliate of the Lender to issue, Letters of Credit for the account of Borrower.

        "Line of Credit Advance" shall have the meaning assigned to such term in
Section 2.1(a).

        "Line of Credit Amount" shall mean $30,000,000.

        "Line of Credit Availability" shall mean the lesser of (a) the Line of Credit Amount minus the Letter of Credit Obligations, or (b) the Borrowing Base minus the Letter of Credit Obligations.

        "Line of Credit Note" shall have the meaning assigned to such term in
Section 2.1(a).

        "Loan Account" shall have the meaning given such term in Section 2.6.

        "Loan Documents" shall mean the Agreement, each Note, the Guaranty, the IBM Intercreditor Agreement, each Letter of Credit Application and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed and delivered by the Borrower, any Subsidiary or any Obligor, as the same may be amended, modified, restated or replaced from time to time.

        "Loan Year" shall mean the period from the date of this Agreement (or its anniversary date in a succeeding calendar year) through the day preceding the anniversary date of this Agreement in the immediately following calendar year.

        "Loan(s)" shall mean any Line of Credit Advance and any other loan or advance made by the Lender to or for the benefit of the Borrower under this Agreement.

        "Long Term Assets" means assets that take longer than a year to be converted to cash.

        "Multiemployer Plan" shall mean a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, which is, or which has been, within five years of the date of this Agreement, or at any time after the date of this Agreement, maintained for the employees of the Borrower or any ERISA Affiliate.

        "Note" shall mean the Line of Credit Note and any other promissory note of the Borrower evidencing any loan or advance (including but not limited to the Loans) made by the Lender to the Borrower pursuant to this Agreement, as the same may be amended, modified, restated or replaced from time to time.

        "Obligor" shall mean the Borrower and each other Person who is or shall become primarily or secondarily liable on any Liabilities or who grants to the Lender a Lien on any property of such Person as security for any Liabilities.

        "Occupational Safety And Health Law" shall mean the Occupational Safety and Health Act of 1970 as amended from time to time, or any successor statute, together with the regulations thereunder and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

        "Permitted Investment" shall mean (a) Business Acquisitions, provided that Cash Expenditures for Business Acquisitions shall not exceed $15,000,000 during any fiscal year of the Borrower; (b) loans or capital contributions to Subsidiaries after the date of this Agreement, provided that such loans outstanding at any time plus the amount of such capital contributions during any fiscal year of the Borrower shall not exceed $15,000,000, and provided, further, that Permitted Investments may only be made when no Default or Event of Default shall have occurred and continued hereunder and when no Default or Event of Default shall exist after giving effect to such Permitted Investments. The amount of Cash Expenditures for Business Acquisitions shall include the amounts of (i) payments in cash or cash equivalent, (ii) the value of assets exchanged in kind, (iii) Indebtedness assumed or of purchase money notes or Indebtedness under contracts or agreements requiring contingent, installment or other payments, and (iv) all other payments, but shall not include any amount of any payment by delivery of stock of the Borrower in exchange for the stock or assets being acquired. [move to correct alphabetical order]

        "Participant" shall mean any Person, now or at any time or times hereafter, participating with the Lender in the Loans made to the Borrower hereunder.

        "Payment Date" shall mean the Termination Date or any other date on which the credit extended hereunder terminates, and (a) the first day of each month and the last day of each Interest Period for each Eurodollar Advance and, if such Interest Period is in excess of one month after the first day of such Interest Period, the day which is one month after the first day of such Interest Period and thereafter each day that is one month after each succeeding Payment Date; and (b) the first day of each month for each Prime Rate Advance.

        "Payment Date" shall mean the Termination Date or any other date on which the credit extended hereunder terminates and the first day of each month.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto or to the functions thereof.

        "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

        "Plan" shall mean each employee pension or benefit plan (as those terms are defined in Section 3 of ERISA) maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

        "Prime Rate" means the rate of interest from time to time announced by the Lender as its "prime rate." For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the prime rate changes.

        "Prime Rate Advance" shall mean an Advance designated as such in a notice of borrowing under Section 2.4(a) or a notice of continuation or conversion under Section 2.4(e).

        "Proceeds" shall have the meaning set forth in the Minnesota Uniform Commercial Code.

        "Prohibited Transaction" shall have the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

        "Property" shall mean those premises owned or operated by Borrower, including without limitation, the real property described in Borrower's mortgage(s) and/or deed(s) of trust referred to in Section 5.1, if any.

        "Related General Intangibles" shall have the meaning given to such term in Section 5.4.

        "Reportable Event" shall mean a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that for purposes of this Agreement, a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

        "Rochester Facilities" shall mean the Borrower's production facilities located in Rochester, Minnesota.

        "Rochester Inventory" shall mean Inventory consisting of raw materials, work-in-progress and finished goods produced by the Borrower at the Rochester Facilities or produced by a subcontractor or agent of the Borrower for incorporation into goods produced by the Borrower at the Rochester Facilities (whether or not any of the foregoing actually located at the Rochester Facilities at the time of determination).

        "Subordinated Debt" shall mean Indebtedness of the Borrower which has been subordinated in right of payment and security to the Liabilities pursuant to an agreement or agreements in form and substance acceptable to Lender.

        "Subsidiary" shall mean any Person of which or in which the Borrower and its other Subsidiaries own, alone or in combination, directly or indirectly, 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

        "Supplemental Documentation" shall have the meaning given to it in
Section 5.5.

        "Termination Date" shall have the meaning given such term in Section 2.1(a).

        "Total Assets" shall mean the total of Current Assets and Long Term Assets.

        "UCC" shall mean the Uniform Commercial Code as in effect in the State of Minnesota and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

        "Unused Credit Fee" shall have the meaning given such term in Section
2.5.

        "US Bank Account Debtor" shall mean (a) each Account Debtor identified on Schedule 1.1(b) hereto and all Subsidiaries thereof; and (b) each other Account Debtor that has been identified by written notice by the Borrower to IBM Credit and the Lender, which notice has been acknowledged in writing by IBM Credit and the Lender.

        "US Bank Accounts" shall have the meaning set forth in Section 5.1.

        "US Bank Inventory" shall mean at any date of determination all Rochester Inventory that has been designated and identified by the Borrower in any Borrowing Base Certificate or any other collateral report or borrowing request to the Lender as Inventory applicable to product sold to, or to be manufactured and sold to a US Bank Account Debtor.

               Section 1.2. Accounting Terms. All terms of a financial or accounting nature shall be construed in accordance with GAAP as in effect from time to time, provided, however that if the Borrower notifies the Lender that the Borrower desires to amend any covenant in Section 8.16 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement, or if the Lender notifies the Borrower that the Lender desires to amend any covenant in Section 8.16 or any related definition for such purpose, then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.

               Section 1.3. Other Terms Defined in UCC. All other terms contained in this Agreement (which are not specifically defined in this Agreement) shall, unless the context otherwise indicates, have the meanings set forth in the UCC to the extent the same are used or defined therein.

               Section 1.4. Terms Generally. The terms defined in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to Articles, Sections, Exhibits and

Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Documents shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

                                   ARTICLE 2.

                        LOANS, LETTERS OF CREDIT AND FEES
                        ---------------------------------

               Section 2.1. Loans. Subject to all of the terms and conditions contained in this Agreement, Lender agrees to make the following extensions of credit to or for the benefit of Borrower:

               (a) Line of Credit. Lender agrees to make advances (each, a "Line of Credit Advance") to Borrower, from and after the date of this Agreement through and including the earlier of June 28, 2004, or the date on which the Line of Credit is terminated, whether under Section 9.2(a) or otherwise (the "Termination Date"), in such amounts and at such times as the Borrower may from time to time request in an aggregate amount at any time outstanding not to exceed the Line of Credit Availability. Line of Credit Advances may be repaid and, subject to the terms and conditions hereof, reborrowed to the Termination Date. The Line of Credit Advances shall be evidenced by and repayable in accordance with the terms of Borrower's promissory note (the "Line of Credit Note"), the form of which is attached as Exhibit A. The proceeds of the Line of Credit Advances shall be used for general business purposes, including without limitation Business Acquisitions permitted hereunder. Lender, in its sole and absolute discretion, may elect to make Line of Credit Advances to Borrower in excess of the amounts available pursuant to the terms of this Agreement, and any such Line of Credit Advances shall also be governed by the terms hereof. Lender shall also have the option, in its sole discretion and without any obligation to do so, to extend the Termination Date for the making of Line of Credit Advances. In the event that Lender elects to extend such Termination Date, Lender shall give notice to Borrower pursuant to
        Section 10.19.

               (b) Types of Advances. The Loans shall be Eurodollar Advances or Prime Rate Advances, as requested by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time. Not more than five (5) Eurodollar Advances may at any time outstanding, and each Eurodollar Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000 above such amount. The Borrower may not request Eurodollar Advances until September 30, 2001.

               (c) Indemnification. In the event of (a) any failure of the Borrower to borrow, continue or convert a Eurodollar Advance on a date specified in a notice thereof, or (b) any payment (including, without limitation, any payment pursuant to Section 2.3, or 9.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance, the Borrower agrees to pay the Lender's costs, expenses and Interest Differential (as determined by the Lender) incurred as a result of such event. The term "Interest Differential" shall mean that sum equal to the greater of 0 or the financial loss incurred by the Lender resulting from such event, calculated as the difference between the amount of interest the Lender would have earned (from like investments in the Money Markets as of the first day of the Interest Period of the relevant Advance) had such event not occurred and the interest the Lender will actually earn (from like investments in the Money Markets as of the date of such event) as a result of the redeployment of funds from such event. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. The term "Money Markets" refers to one or more wholesale funding markets available to the Lender, including negotiable certificates of deposit, commercial paper, eurodollar deposits, Lender notes, federal funds and others. Such determinations by the Lender of shall be conclusive in the absence of manifest error.

               Section 2.2.  Interest; Default Rate; Payment Dates.
                             -------------------------------------

               (a) Interest. The unpaid principal balance of the Line of Credit Advances shall bear interest at the following rates:

                      (i) Eurodollar Advances. The unpaid principal amount of
               each Eurodollar Advance shall bear interest at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Margin.

                      (ii) Prime Rate Advances. The unpaid principal amount of
               each Prime Rate Advance shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin.

               (b) Default Rate. At any time during which an Event of Default has occurred and is continuing all Loans shall bear interest until paid in full at a rate per annum equal to the greater of (i) 2.00% in excess of the rate applicable to the unpaid principal amount immediately before such Event of Default, or (ii) 2.00% in excess of the Prime Rate in effect from time to time (as applicable, the "Default Rate").

               (c) General Provisions. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of 360 days on the actual daily balance of such Advance. Interest on the unpaid principal of any Loan shall accrue from the date such Loan is made to the date such Loan is paid in full.

               (d) Interest Payment Dates. Interest shall be paid on the Payment Dates for the applicable types of Loans, provided, that any interest accrued or accruing at the Default Rate, or accrued or accruing on or after the Termination Date or other date on which the Line of Credit terminates, shall be payable on demand.

               Section 2.3.  Repayments.
                             ----------

               (a) Generally. All Loans and other Liabilities hereunder shall be paid by the Borrower on the Termination Date unless payable sooner pursuant to the provisions of this Agreement. In addition, Borrower shall pay to the Lender all proceeds of Collateral in accordance with the provisions of this Agreement and other Loan Documents for application against the Liabilities in such order and manner as Lender may deem appropriate. In addition, if the aggregate outstanding principal balance of the Line of Credit Advances exceeds the Line of Credit Availability or there is a negative Line of Credit Availability, then, unless the Lender shall otherwise consent in writing, the Borrower shall immediately and without notice of any kind make such payments as shall be necessary to eliminate such excess or negative Line of Credit Availability or take such other action (including, without limitation, delivery of cash collateral) as Lender may require.

               (b) Prepayment. Except as otherwise provided for herein, and subject to the provisions of Section 2.1(c), Borrower may, at any time, without premium or penalty, prepay any portion or the entire balance of the Liabilities.

               (c) Lender's Right to Advance Against Line of Credit. The Lender shall have the right, but not the obligation, at any time in Lender's sole and absolute discretion, to pay all or any portion of the Liabilities (including without limitation any interest in respect of the Line of Credit any Unused Credit Fee, Credit Termination Fee, Closing Fee, Annual Line Fee, Letter of Credit Commission, audit fees and other fees and charges due hereunder, or any fees, costs or expenses paid or incurred in connection with the negotiation, documentation, closing, amendment, administration or enforcement of this Agreement or any of the other Loan Documents (including Attorneys' Fees), with the proceeds of a Line of Credit Advance initiated by the Lender, and the Borrower hereby irrevocably consents to the initiation of such advances by the Lender without any action or consent required on the part of the Borrower with respect to the same. The Borrower agrees that all such advances shall constitute Line of Credit Advances and that the Borrower shall be liable for the same as if such advances were requested by the Borrower under
        Section 2.1(a) hereof.

               Section 2.4. Requests for Line of Credit Advances; Borrowing Base Certificates; Other Information; Continuation and Conversion of Loans.

               (a) Advance Requests. Except as otherwise expressly provided elsewhere in this Agreement, Advances shall be requested in writing, and must be given so as to be received by the Lender not later than:

                      (i) 12:00 noon, Minneapolis time, on the date of the requested Advance, if the Advance is to be comprised of Prime Rate Advances; or

                      (ii) 11:00 a.m., Minneapolis time, two Business Days prior to the date of the requested Advance, if the Advance is to be, or include, a Eurodollar Advance.

        Each request for an Advance shall specify (A) the borrowing date (which shall be a Business Day), (B) the amount of such Advance and the type or types of Advances comprising such Advance (subject to the limitation on amount set forth in Section 2.1(b)), and (C) if such Advance shall include Eurodollar Advances, the initial Interest Periods for each such Eurodollar Advance. The Borrower's failure to comply with the provisions of this Section 2.4(a) shall not in any manner affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement.

               (b) Additional Information. In the event that the Borrower shall at any time, or from time to time, make a request for a Line of Credit Advance or other Loan, the Borrower agrees to forthwith provide the Lender with such information, at such frequency and in such format, as is required by the Lender, such information to be current as of the time of such request.

               (c) Borrowing Base Certificate. The Borrower further agrees to provide to the Lender a current Borrowing Base Certificate (i) not later than 12:00 noon, Minneapolis time, on the date any advance is to be made hereunder, (ii) not less frequently than one time during each period of five (5) Business Days (whether or not new Loans are requested hereunder), and (iii) at such other times as the Lender may request. Such Borrowing Base Certificate shall include such supporting documentation as Lender may require and shall be executed and certified as accurate by such person or persons as the Borrower designates, from time to time, in writing to the Lender as provided herein.]

               (d) Borrower's Authorized Representatives. The Borrower shall provide the Lender with documentation satisfactory to the Lender indicating the names of those employees of the Borrower authorized by the Borrower to sign, among other things, Borrowing Base Certificates, and/or to make a request for Line of Credit Advances and other Loans, and/or to authorize disbursement of the proceeds of Line of Credit Advances and other Loans, by wire transfer or otherwise. The Lender shall be entitled to rely upon such documentation until notified in writing by the Borrower of any change(s) in the names of persons so authorized. The Lender shall be entitled to act on the instructions of anyone identifying himself or herself as one of the persons authorized to request Advances or disbursements of loan proceeds and upon the instructions any other agent or employee designated by the Borrower from time to time, and the Borrower shall be bound thereby in the same manner as if the person were actually so authorized. The Borrower agrees to indemnify and hold the Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions (telephonic or otherwise) for making Loans or disbursing loan proceeds by wire transfer or otherwise, or for application of payments.

               (e) Continuation and Conversion of Advances. The Borrower may elect to continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Lender telephonic notice promptly confirmed in writing, given so as to be received by the Lender not later than:

                      (i) 12:00 noon, Minneapolis time, on the date of the
               requested conversion, if requesting conversion of a Eurodollar Advance to a Prime Rate Advance; or

                      (ii) 11:00 a.m., Minneapolis time, two (2) Business Days
               prior to the date of the requested continuation or conversion, if requesting the continuation of a Eurodollar Advance or the conversion of a Prime Rate Advance to a Eurodollar Advance.

        Each notice of continuation or conversion of an Advance shall specify
        (A) the effective date of the continuation or conversion (which shall be a Business Day), (B) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.1(c), and (C) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, Lender may at any time convert the Eurodollar Advance into a Prime Rate Advance, but until such conversion unless paid in full each Eurodollar Advance shall continue to accrue interest at the same rate as the interest rate prior to the expiration of the Interest Period. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or an Event of Default has occurred and is continuing.

               Section 2.5. Fees. Borrower agrees to pay to Lender the following fees:

               (a) Unused Credit Fee. The Borrower shall pay the Lender a fee (the "Unused Credit Fee") for the period from and after the date hereof through and including the date the Line of Credit Facility is terminated in an amount equal to 0.375% per annum of the average Daily Unused Line of Credit Amount, calculated on the basis of actual days elapsed over a year of 360 days and twelve 30-day months. The Unused Credit Fee shall be and is payable quarterly in arrears on the last day of each [March, June, September and December], commencing on the first such day to occur after the date hereof, and on the Termination Date. The Unused Credit Fee is fully earned when due and nonrefundable when paid.

               (b) Credit Termination Fee. Upon termination of the Line of Credit the Borrower shall pay to the Lender a termination fee (the "Credit Termination Fee") in an amount equal to (a) 1.00% of the Line of Credit Amount in the event that the Line of Credit is terminated or cancelled during the period from the date hereof through the one year anniversary of such date, (b) 0.75% of the Line of Credit Amount in the event that the Line of Credit is terminated or cancelled during the period from the one year anniversary of such date through the two year anniversary of such date, or (c) 0.50% in the event that the Line of Credit is terminated during the period from the two year anniversary of such date through the three year anniversary of such date. The Credit Termination Fee shall be due and owing only in the event that the Borrower terminates the Line of Credit or the Lender terminates the Line of Credit following an Event of Default, and not if the Lender terminates the Line of Credit for any other reason. In no event shall a refinancing with the Lender or any of its Affiliates be deemed a termination under this provision. The Credit Termination Fee is fully earned when due and nonrefundable when paid.

               (c) Closing Fee. The Borrower shall pay the Lender a fee (the "Closing Fee") in an amount of $75,000. The Closing Fee is fully earned as of the date of this Agreement but may be paid by the Borrower in three installments of $25,000 each due on (i) the date this Agreement is signed, (ii) June 28, 2002, and (iii) June 28, 2003, provided, that if the Line of Credit is terminated or cancelled prior to such any such date, all of such payments not previously made shall be due and payable.

               (d) Letter of Credit Commission. The Borrower shall pay the Lender, a commission (the "Letter of Credit Commission") on the undrawn amount of each Letter of Credit and on each Letter of Credit Draft accepted by the Lender but not paid, at a rate equal to the then-applicable Applicable Margin for Eurodollar Advances per annum calculated on the basis of actual days elapsed over for year of 360 days. The Letter of Credit Commission shall be and is payable quarterly in arrears on the last day of March, June, September and December.

               Section 2.6.  Loan Account; Disbursement Account.
                             ----------------------------------

               (a) Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded:

                      (i) all Line of Credit Advances made by Lender to the
               Borrower pursuant to this Agreement and all payments made by the Borrower on all such Line of Credit Advances;

                      (ii) all other appropriate debits and credits as provided
               in this Agreement, including without limitation, all fees, charges, expenses and interest

        All entries in the Borrower's Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The Borrower promises to pay the amount reflected as owing by and under its Loan Account and all other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement.

               (b) Disbursement Account. The Borrower shall maintain in its name a commercial account (the "Disbursement Account") at Lender's office at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55401-4302. Unless otherwise provided in this Agreement, the Lender will credit or cause to be credited to the Disbursement Account, at the end of the Business Day on which any Loan is to be made hereunder, the amount of such Loan(s). Amounts credited to the Disbursement Account shall not be available for withdrawal by wire transfer until the following Business Day. The Borrower, the Lender and such depository bank shall enter into an agreement satisfactory to the Lender regarding, among other things, the Disbursement Account and access to amounts on deposit therein or attributable thereto.

               Section 2.7. Making of Payments; Application of Collections;
                            -----------------------------------------------
Charging of Accounts.
---------------------

               (a) All payments hereunder (including payments with respect to any Note) shall be made without set-off or counterclaim and shall be made to the Lender in immediately available funds (or as the Lender may otherwise consent) prior to 12:00 noon, Minneapolis time, on the date due at its office at U.S. Bank Place, 601 Second Avenue South, Minneapolis, MN 55402-4302, or at such other place as may be designated by Lender to the Borrower in writing from time to time. Unless Lender shall otherwise consent, all loan payments shall be made by the Borrowers through the Collateral Account. Amounts on deposit in the Collateral Account at the end of each Business Day will be applied to the Loans and the other Liabilities by the Lender on the next succeeding Business Day in such order as the Lender, in its sole discretion, shall determine. The Borrower acknowledges that deposits made and other items credited to the Collateral Account are subject to applicable laws and regulations governing availability of funds and to Lender's funds availability requirements, and may not be immediately available for application to the Loans or the other Liabilities.

               (b) The Borrower authorizes the Lender to, and the Lender will, subject to the provisions of this Section 2.7(b), apply the whole or any part of any amounts received by the Lender or any of its Affiliates (whether deposited in the Collateral Account or otherwise received by the Lender or any of its Affiliates) from the collection of items of payment and proceeds of any Collateral against the principal and/or interest of any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as the Lender may determine, unless such payments or proceeds are, in the Lender's sole and absolute discretion, released to the Borrower. No checks, drafts or other instruments received by the Lender, or any Affiliate of Lender, shall constitute final payment to the Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to the Lender by or on behalf of the Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral (including any items or amounts which may have been deposited to the Collateral Account) may from time to time, in the Lender's sole and absolute discretion, be released to the Borrowers or may be applied by the Lender towards such of the Liabilities, whether or not then due, in such order of application as the Lender may determine. Notwithstanding anything to the contrary herein, (i) solely for purposes of determining the occurrence of an Event of Default hereunder, all cash, checks, instruments and other items of payment shall be deemed received upon actual receipt by the Lender unless the same is subsequently dishonored for any reason whatsoever, (ii) solely for purposes of determining whether, under Sections 2.1 there is Line of Credit Availability, all cash, checks, instruments and other items of payment shall be applied against the Liabilities no later than the first Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the first Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account, and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities no later than the next Business Day following receipt thereof by the Lender in Minneapolis,

        Minnesota or the second Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account.

               (c) The Borrower hereby irrevocably authorizes the Lender and the Lender may, in its sole and absolute discretion, at any time and from time to time, pay all or any portion of any Liabilities including, without limitation, interest, Attorneys' Fees and other fees, costs and expenses of the Lender for which the Borrower is liable pursuant to the terms of the Loan Documents, by charging the Disbursement Account or any other bank account of the Borrower maintained with Lender or by advancing the amount thereof to the Borrower as a Line of Credit Loan and applying the proceeds of such Loan against such Liabilities; provided, however, that the provisions of this Section 2.7(c) shall not affect the Borrower's obligation to pay when due all amounts payable by the Borrower under any of the Loan Documents whether or not there are sufficient funds therefor in the Disbursement Account or any such other bank account of the Borrower with Lender, or sufficient Line of Credit Availability.

               Section 2.8. Termination of Agreement. Without limiting any other provision hereof, Lender shall have the right, without notice to the Borrower, to terminate its commitment to make Advances pursuant to this Agreement immediately upon the occurrence of an Event of Default. In addition, Lender's commitment to make Loans pursuant to this Agreement shall be deemed immediately terminated and all of the Liabilities shall be immediately due and payable, without notice to Borrower, on the Termination Date if Lender elects not to extend the Termination Date of the Line of Credit pursuant to Section 2.1(a). In the event Lender's commitment to make Advances pursuant to this Agreement is terminated, the remainder of this Agreement shall remain in full force and effect until the payment in full of the Liabilities and the termination of any and all Letters of Credit.

               Section 2.9. All Loans One Obligation. All Loans under this Agreement shall constitute one Loan, and all Liabilities shall constitute one general obligation, secured by the Lien granted by the Borrower hereunder on all of the Collateral and by all other Liens heretofore, now or at any time or times hereafter granted by the Borrower or any other Obligor to secure the Liabilities. The Borrower agrees that all of the rights of the Lender set forth in the Loan Documents shall, unless otherwise agreed to in writing, apply to any modification of or supplement to the Loan Documents.

               Section 2.10. Additional Provisions Relating to Loans.
                             ---------------------------------------

               (a) Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Lender or Affiliate of Lender with any request or directive (whether or not having the force of law) from any court, central bank, Governmental Authority, agency or instrumentality, or comparable agency:

                      (i) any tax, duty or other charge with respect to any Loan, any Note or the credit extended hereunder is imposed, modified or deemed applicable, or the basis of taxation of payments to the Lender of interest or principal of the Loans or any fees (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office) is changed;

                      (ii) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender is imposed, modified or deemed applicable;

                      (iii) any increase in the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender is imposed, modified or deemed applicable; or

                      (iv) any other condition affecting this Agreement or the Credit extended hereunder is imposed on the Lender or the relevant funding markets;

        and the Lender determines that, by reason thereof, the cost to the Lender of making or maintaining the Loans or the Credit extended hereunder is increased, or the amount of any sum receivable by the Lender hereunder or under any Note in respect of any Loan is reduced;

        then, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender (or the controlling Person in the instance of (iii) above) for such additional costs or reduction in amounts received (provided that the Lender has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Lender's or its Affiliate's certificate or invoice setting forth the amount or amounts such Person is entitled to receive pursuant to this Section 2.10(a) shall be conclusive in the absence of manifest error. In determining such amounts, the Lender may use any reasonable averaging, attribution and allocation methods. The amount shown as due on any certificate or invoice delivered under this Section 2.10(a) is payable on demand.

               (b) Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Lender determines (which determination shall be conclusive and binding on the parties hereto) that:

                      (i) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available to the Lender in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate, as the case may be, for such Interest Period;

                      (ii) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Lender of making or funding the Eurodollar Advances for a relevant Interest Period; or

                      (iii) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Lender, materially and adversely affects such Advances or the Lender's ability to make such Advances or the relevant market;

        the Lender shall promptly give notice of such determination to the Borrower, and (i) any request for a new Eurodollar Advance or for conversion of a Prime Rate Advance to a Eurodollar Advance previously given by the Borrower and not yet funded or converted shall be deemed to be a request for a Prime Rate Advance, and (ii) the Borrower shall be obligated to either (A) prepay in full any outstanding Eurodollar Advances without premium or penalty on the last day of the current Interest Period with respect thereto or (B) convert any such Eurodollar Advance to a Prime Rate Advance on the last day of the current Interest Period.

               (c) Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, Governmental Authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Lender to make or fund any Eurodollar Advance, the obligation of the Lender to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Lender to continue any Eurodollar Advance previously made by it hereunder, the Lender shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Lender, either (i) convert each such Eurodollar Advance to a Prime Rate Advance, or (ii) repay such Eurodollar Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.1(c).

               (d) Discretion of the Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not the Lender shall have granted any participations in such Advances).

               Section 2.11. Recourse to Collateral. Borrower's payment obligations under this Agreement and under any Note and any other Loan Document are primary and absolute and Lender shall not be required to seek recourse to the Collateral or other security at any time.

               Section 2.12. Lender's Election Not to Enforce. Notwithstanding any term or condition of this Agreement to the contrary, the Lender, in its sole and absolute discretion, at any time and from time to time may suspend or refrain from enforcing any or all of the restrictions imposed in this Article II but no such suspension or failure to enforce shall impair the Lender's right and power under this Agreement to refrain from making a Loan or issuing, or causing to be issued, a Letter of Credit requested by the Borrower if all conditions precedent to the Lender's obligation to make such Loan or issue, or cause to be issued, such Letter of Credit have not been satisfied.

               Section 2.13. Letters of Credit.
                             -----------------

               (a) Application, Agreement to Issue. From time to time from and after the date hereof to the Termination Date or, if earlier, the date on which the Line of Credit terminates, Borrower may request Lender to issue one or more Letters of Credit for the account of Borrower and, upon receipt of duly executed Letter of Credit Applications and such other Letter of Credit Agreements as the Lender may require, Lender shall, in its sole and absolute discretion, issue Letters of Credit on such terms as are satisfactory to the Lender; provided, however, that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, the Letter of Credit Obligations exceed the least of (i) the Letter of Credit Sublimit, (ii) the Line of Credit Amount minus the outstanding principal balance of the Line of Credit Advances, or (iii) the Borrowing Base minus the outstanding principal balance of the Line of Credit Advances.

               (b) Fees and Commissions. The Borrower agrees to pay the Lender, on demand, the Lender's standard administrative operating fees and charges in effect from time to time for issuing, administering or making payments under any Letters of Credit. The Borrower further agrees to pay the Lender a commission on the undrawn amount of each Letter of Credit (which amount shall include, without limitation, the amount of each Letter of Credit Draft accepted by the Lender but unpaid) in the amounts and at such times as are set forth in Section 2.5(e).

               (c) Reimbursement Obligations. The Borrower agrees to reimburse the Lender on demand for each payment made by the Lender under or pursuant to any Letter of Credit or Letter of Credit Draft. The Borrower further agrees to pay to the Lender, on demand, interest at the Default Rate, on any amount paid by the Lender, under or pursuant to any Letter of Credit or Letter of Credit Draft from the date of payment until the date of reimbursement to the Lender. The Borrower hereby authorizes Lender, at Lender's option, to make a Line of Credit Advance under this Agreement in an amount equal to the amount paid by the Lender, under any Letter of Credit or Letter of Credit Draft, as reimbursement for such payment.

               (d) Acceleration, Required Deposits. Notwithstanding anything to the contrary herein or in any Letter of Credit Agreement or Letter of Credit, without notice to Borrower or any Obligor, upon termination of the Line of Credit, (whether pursuant to Section 9.2(a) otherwise) and, at Lender's option, at any time that an Event of Default has occurred and is continuing (whether or not the Line of Credit is terminated) an amount equal to the aggregate amount of the Letter of Credit Obligations shall be deemed (as between the Lender and the Borrower) to have been paid or disbursed by the Lender under the Letters of Credit and Letter of Credit Drafts accepted by the Lender, notwithstanding that such amounts may not in fact have been so paid or disbursed.

        Upon the occurrence of the events described in the preceding paragraph, Lender is hereby authorized, at its option, to make a Line of Credit Advance under this Agreement in an amount equal to all Letter of Credit Obligations, which Advance shall be immediately due and payable, the proceeds of which shall be deposited into a separate cash collateral account as set forth in this Section 2.13(d) below. In lieu of the foregoing, Lender, at its election, may demand, and upon such demand Borrower shall deliver to Lender, cash or cash equivalents in an amount equal to the Letter of Credit Obligations. Cash equivalents, if acceptable, shall have the value as determined by the Lender.

        The proceeds of such Loan and/or cash or cash equivalents received by Lender pursuant to this Section 2.13(d) shall be deposited by the Lender in a separate account appropriately designated as a cash collateral account in relation to this Agreement and shall be retained by the Lender as collateral security for the Liabilities including, without limitation, the Letter of Credit Obligations. Such amounts shall not be used by the Lender to pay any amounts drawn under any Letter of Credit or Letter of Credit Draft. At Lender's option, such amounts may be applied by Lender to reimburse the Lender for payments made under a Letter of Credit or Letter of Credit Draft or to payment of such other Liabilities as the Lender shall determine. Following payment in full of all Liabilities, the termination or expiration of all Letters of Credit and the termination of the Credit, any amounts remaining in any cash collateral account established pursuant to this Section 2.13 shall be returned to the Borrower or other Person legally entitled thereto (after deduction of the Lender's expenses). The deposit of cash or cash equivalents by the Borrower shall not relieve the Borrower or any Obligor of any Liabilities under any of the Loan Documents or any reimbursement obligation under any Letter of Credit Application or with respect to any Letter of Credit.

                                   ARTICLE 3.

                                 BORROWING BASE
                                 --------------

               Section 3.1.  Borrowing Base.
                             --------------

               (a) Definition. For purposes of this Agreement, the term "Borrowing Base" shall mean:

                      (i) an amount (the "Accounts Availability") equal to 80%
               (which may be increased to 85% by the Lender at its discretion based on its examination of the Accounts) of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts; plus

                      (ii) an amount (the "Inventory Availability") of up to the lesser of (1)(A) on and after the date of this Agreement until the Lender's first appraisal of the Eligible Inventory is completed 30% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Eligible Inventory) of the Borrower's Eligible Inventory, or (B) after completion of such appraisal, a percentage of up to 75% of the appraised orderly liquidation value (but not to exceed such percentage of the cost of such Eligible Inventory, determined on a first in first out basis) of the Borrower's Eligible Inventory, which increased percentage shall be determined by the Lender at its discretion based on its examination of such appraisals (in both cases, as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary), or (2) the lesser of (x) 50% of the amount at any time of Accounts Availability, or (y) $10,000,000 (such dollar amount, as adjusted from time to time, is hereinafter called the "Inventory Availability Sublimit").

               Section 3.2. Defined Terms. For purposes of this Article 3, the following terms shall have the following meanings:

               "Eligible Account" shall mean each US Bank Account owing to the Borrower which meets the following requirements:

               (a) it is a US Bank Account hereunder and is subject to a first-priority lien in favor of the Lender, and, under the IBM Intercreditor Agreement: (i) it is "US Bank Collateral" and a "US Bank Account", (ii) it is not "IBM Credit Collateral" and the Account Debtor is not an "IBM Credit Account Debtor";

               (b) it is owned by the Borrower and is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Lender, and (ii) other Liens consented to by the Lender in writing;

               (c)    it is genuine and in all respects what it purports to be;

               (d) it arises from either (i) the performance of services by the Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by the Borrower and
        (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor, (B) the Borrower has possession of, or has delivered to the Lender, at the Lender's request, shipping and delivery receipts evidencing such shipment, delivery and acceptance, and (C) such goods have not been returned to the Borrower;

               (e) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance, and (ii) has payment terms not unacceptable to the Lender;

               (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto it is reduced in amount by the amount of (i) accounts owing by the Borrower to the Account Debtor, and (ii) checks outstanding payable to the Account Debtor and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Lender identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

               (g) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due;

               (h) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Lender of such Account;

               (i) the Account Debtor with respect thereto is not a Subsidiary, Affiliate or Obligor, or a director, officer, employee or agent of the Borrower, any Subsidiary, any Affiliate or any Obligor;

               (j) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America unless the sale of goods giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Lender;

               (k) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

               (l) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower, any Subsidiary, any Affiliate or any Obligor (or by any agent or custodian of the Borrower, any Subsidiary, any Affiliate or any Obligor) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

               (m) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's Accounts;

               (n) the Borrower has observed and complied with all laws of the jurisdiction in which the Account Debtor with respect to such Account is located which, if not observed or complied with would deny the Borrower access to the courts of such jurisdiction;

               (o) it arises in the ordinary course of the Borrower's business;

               (p) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof (a "Federal Governmental Authority"), or any state, county or local Governmental Authority, or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account Receivable to the Lender pursuant to the Assignment of Claims Act of 1940 as amended in the case of the a Federal Governmental Authority, or pursuant to applicable state law, if any, in all other instances, and such assignment has been accepted and acknowledged by the appropriate government officers;

               (q) if the Lender, in its sole and absolute discretion, has established a credit limit for the Account Debtor with respect thereto, the aggregate dollar amount of

        Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

               (r) if it is evidenced by chattel paper or instruments, (i) the Lender shall have specifically agreed to include such Account as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Lender in a manner satisfactory to the Lender;

               (s) it has not remained unpaid more than 90 days after the original invoice date; and

               (t) 25% or more of the Accounts from the Account Debtor with respect thereto have not remained unpaid more than 90 days after their respective original invoice dates.

        An Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Lender at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account shall forthwith cease to be an Eligible Account.

               "Eligible Inventory" shall mean US Bank Inventory of the Borrower which meets the following requirements:

               (a) it is US Bank Inventory hereunder and subject to a first-priority lien in favor of the Lender, and, under the IBM Intercreditor Agreement: (i) it is "Rochester Inventory", "US Bank Collateral" and "US Bank Inventory", (ii) it is not "IBM Credit Collateral";

               (b) it is owned by the Borrower and is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Lender, and (ii) other Liens consented to by the Lender in writing;

               (c) it is raw materials or finished goods and not work-in-process;

               (d)    it is held and stored at the Rochester Facilities;

               (e) if held for sale or lease or furnishing under contracts of service, it is (except as the Lender may otherwise consent in writing) new and unused;

               (f) except as the Lender may otherwise consent, it is not stored with a bailee, warehouseman or similar party; or, if so stored with the Lender's consent, such bailee, warehouseman or similar party has issued and delivered to the Lender, in form and substance acceptable to the Lender, such documents and agreements as the Lender may require, including, without limitation, warehouse receipts therefor in the Lender's name;

               (g) the Lender has determined, in its sole and absolute discretion, that it is not unacceptable due to age, type, category, quality and/or quantity;

               (h) it is not held by the Borrower on "consignment" and is not subject to any other repurchase or return agreement;

               (i) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale;

               (j) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to the Borrower's Inventory;

               (k)    it is located within the continental United States; and

               (l) it does not consist of branded packaging or promotional materials.

        Inventory of a Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                                   ARTICLE 4.

                              CONDITIONS PRECEDENT
                              --------------------

               Section 4.1. Conditions Precedent to Initial Advances. The obligation of the Lender to make the initial Line of Credit Advance shall be subject to the satisfaction of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 4.2:

               (a) No Change in Condition. No change in the condition or operations, financial or otherwise, of the Borrower, any other Obligor or any Domestic Subsidiary, shall have occurred which change, in the sole credit judgment of the Lender, may constitute an Adverse Event or otherwise have a material adverse effect on the Borrower, any other Obligor or any Domestic Subsidiary, or on any Collateral or the Lender's interest therein.

               (b) Accounting Methods. The Borrower shall not have made any change in its accounting methods or principles which, in the opinion of the Lender, is deemed material.

               (c) Survey. The Lender shall have completed its updated survey of the business, operations and assets of the Borrower, each Subsidiary and each other Obligor, and such survey shall have provided the Lender with results and information which, in the opinion of the Lender, are satisfactory to the Lender.

               (d) No Material Transaction. Neither the Borrower, nor any Obligor, nor any Subsidiary shall have entered into any commitment or transaction which, in the opinion of the Lender, is deemed material, including, without limitation, transactions for borrowings and Capital Expenditures which are not entered into in the ordinary course of their respective businesses.

               (e) Litigation. No litigation shall be outstanding or have been instituted or threatened against the Borrower, any other Obligor or any Domestic Subsidiary which the Lender determines to be material.

               (f) Filing of Documents. All financing statements, mortgages, notices and other documents relating to the Collateral shall have been filed or recorded, as appropriate.

               (g) Delivery of Documents. The Borrower shall have delivered or caused to be delivered to the Lender with each of the following, in form and substance satisfactory to the Lender in all respects and duly executed and dated the date of the initial Loan or such earlier date as shall be acceptable to the Lender:

                      (i) This Agreement. This Agreement, duly executed by Borrowers and Lender.

                      (ii) Other Agreements. Duly executed copies of each of the Loan Documents not specifically identified herein which the Lender determines to be necessary or desirable, each in form and content satisfactory to the Lender.

                      (iii) Resolutions of Borrower and Guarantor. A copy, duly certified by the secretary or an assistant secretary of the Borrower and the Guarantor, of approval resolutions of the Borrower and the Guarantor.

                      (iv) Incumbency Certificate of Borrower and Guarantor. A certificate of the secretary or an assistant secretary of the Borrower and the Guarantor, certifying the names of the officers of such Borrower and the Guarantor authorized to sign the Loan Documents to which it is a party, together with the true signatures of such officers.

                      (v) Bylaws. A copy, duly certified by the secretary or an assistant secretary of the Borrower, of the Bylaws of the Borrower and the Guarantor.

                      (vi) Articles of Incorporation. A copy, duly certified by the Secretary of State of the Borrower's state of incorporation, of the Articles of Incorporation of the Borrower and the Guarantor.

                      (vii) Good Standing Certificates. Certificates of good standing and/or foregoing qualification as to the Borrower and the Guarantor issued by the Secretary of State of the state in which the Borrower and the Guarantor is organized and each other state in which the failure to qualify to or to be in good standing would constitute an Adverse Event or have a material adverse effect on the Lender's rights in any Collateral.

                      (viii) Other Documents. The IBM Intercreditor Agreement
               shall have been executed and delivered to Lender by the parties thereto.

                      (ix) Opinion. A legal opinion of Dorsey & Whitney, LLP, counsel to Borrower.

                      (x) Insurance. Evidence satisfactory to the Lender of the existence of insurance on the Collateral in amounts and with insurers acceptable to the Lender, together with evidence establishing that the Lender is named as a loss payee and, if required by the Lender, additional insured, on all related insurance policies and a long form lender's endorsement or an independent instrument from each issuer of an insurance policy substantially in the form required by the Lender.

                      (xi) Landlord, Mortgagee and Warehousemen Waivers. If required by the Lender, (A) from each lessor or landlord identified on Schedule 6.5, a landlord waiver; (B) from each mortgagee identified on Schedule 6.5, a mortgagee's waiver; and
               (C) from each operator of a public warehouse where US Bank Inventory is stored, a letter from such operator, in each case in form and substance acceptable to the Lender.

                      (xii) Other. Such other documents, instruments or agreements as the Lender shall determine to be necessary or desirable.

               (h) Security Interest. The Liens in the Collateral granted to the Lender to secure the Liabilities shall be senior, perfected Liens, except as otherwise agreed by the Lender.

               (i) Special Accounts. The Borrower and Lender shall have entered into a Restricted Access Lockbox, Collateral Account and Disbursement Account Agreement in substantially in the form provided by the Lender which provide for, among other things, the collection and remittance to the Lender of cash proceeds of the Collateral.

               (j) Controlled Disbursement Account. The Borrower and Lender shall have entered into a Controlled Disbursement Account, substantially in the form provided by Lender.

               (k) Effect of Law. No law or regulation affecting the Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon the Lender any material obligation, fee, liability, loss, cost, expense or damage.

               (l) Exhibits; Schedules. All Exhibits and Schedules to the Loan Documents shall have been completed in form and substance satisfactory to the Lender and shall contain no material facts or information which the Lender, in its sole judgment, determines to be unacceptable.

               Section 4.2. Conditions Precedent to All Advances. The obligation of the Lender to make any Advance (including the initial Line of Credit Advance) shall be subject to the satisfaction of the following conditions precedent (and any request for an Advance shall be deemed a representation that the following conditions are satisfied):

               (a) Representations and Warranties. All of the representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents shall be true and correct.

               (b) Event of Default. Immediately before and after making such Loan, no Default or Event of Default shall exist or be continuing.

                                   ARTICLE 5.

                                    SECURITY
                                    --------

               Section 5.1. Grant of Security Interest. As security for the prompt payment and performance in full when due, whether at stated maturity or by declaration, acceleration or otherwise, of all Liabilities, together with interest and costs of enforcement and collection thereof (including all reasonable Attorneys' Fees and disbursements incurred by the Lender), the Borrower hereby grants to the Lender a continuing security interest in, and hereby assigns and pledges to the Lender, all right, title and interest of the Borrower in and to the following property and assets of the Borrower, wherever located, whether now owned or existing, or owned, acquired or arising hereafter (all such property is hereinafter referred to collectively as the "Collateral")::

               (a) Accounts owed by any US Bank Account Debtor(the "US Bank Accounts");

               (b)    all US Bank Inventory;

               (c) insurance policies and proceed thereof and collections under such policies to the extent that any such policies cover the Collateral, including any credit insurance; and

               (d) Proceeds of the Collateral, including without limitation any Chattel Paper, Document, Instrument, cash and non-cash proceeds, payments or other asset received in connection with or in exchange for any Collateral.

               Section 5.2.  US Bank Accounts.
                             ----------------

               (a) Adjustments. The Borrower shall notify the Lender immediately of all disputes and claims by any Account Debtor in excess of $100,000, and settle or adjust them at no expense to the Lender. If the Lender directs, no discount or credit allowance shall be granted thereafter by the Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by the Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by the Lender to the Liabilities or credited to the Disbursement Account (subject to collection), as the Lender may deem appropriate, as more fully described in Section 2.6. If requested by the Lender, the Borrower will make proper entries in its books, disclosing the assignment of US Bank Accounts to the Lender.

               (b) Collateral Account. Unless otherwise consented to by the Lender in writing, Borrower will, forthwith upon receipt by the Borrower of any and all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the US Bank Accounts or other Collateral, deposit the same in a special bank account in Lender's name designated for receipt of funds of the Borrower (the "Collateral Account") maintained by the Lender or such other bank or financial institution as the Lender shall consent, over which the Lender alone has power of withdrawal, and will designate with each such deposit the particular US Bank Accounts or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Collateral Account is solely for the convenience of the Lender in facilitating its own operations. Said proceeds shall be deposited in precisely the form received except for the endorsement of the Borrower where necessary to permit collection of items, which endorsement the Borrower agrees to make. Pending such deposit, the Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof is made in the Collateral Account. Upon the full and final liquidation of all Liabilities and termination of this Agreement and any obligation of the Lender to make Advances hereunder, the Lender will pay over to the Borrower any excess amounts received by the Lender as payment or proceeds of Collateral, whether received by the Lender as a deposit in the Collateral Account or received by the Lender as a direct payment on any of the sums due hereunder. The Collateral Account and all funds at any time therein shall constitute Collateral under this Agreement. Before or upon final collection of any funds in the Collateral Account, the Lender, at its discretion, may release such funds to the Borrower or any account of the Borrower or apply any such funds to the Secured Obligations whether or not then due. Any release of funds to the Borrower or to any account of the Borrower shall not prevent the Lender from subsequently applying any funds to the Secured Obligations. All items credited to the Collateral Account and subsequently returned and all other costs, fees and charges of the Lender in connection with the Collateral Account may be charged by the Lender to any account of the Borrower, and the Borrower shall pay the Lender all such amounts on demand.

               (c) Lockbox. The Borrower shall irrevocably direct all present and future Account Debtors and other Persons obligated to make payments on US Bank Accounts or other Collateral to make such payments to a special lockbox (the "Lockbox") under the control of the Lender or an Affiliate of the Lender. All of the Borrower's invoices, account statements and other written or oral communication directing, instructing, requesting or demanding payment of any Account or other amount constituting Collateral shall direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account. The Borrower agrees to execute and deliver all documentation required by Lender related to the establishment and maintenance of the Lockbox.

               (d) Government Claims. If any US Bank Accounts, chattel paper or General Intangible arises out of contracts or other transactions with a Federal Governmental Authority or with any state, county of local government authority or any department, agency or instrumentality thereof, the Borrower will, unless the Lender shall otherwise agree in writing, immediately notify the Lender in writing and execute any writings and take any steps required by the Lender in order that all monies due and to become due under such contracts or other transactions shall be assigned and paid to the Lender and, with respect to Federal Governmental Authorities, notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended, and/or with respect to all other Governmental Authorities, notice thereof given to the appropriate authority.

               (e) Chattel Paper. If any Collateral is evidenced by chattel paper or instruments, the Borrower will, unless the Lender shall otherwise agree, deliver the originals of same to the Lender, appropriately endorsed to the Lender's order and, regardless of the form of such endorsement, the Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

        Section 5.3.  US Bank Inventory.
                      -----------------

               (a) Unless the Lender shall otherwise agree in writing, if the Borrower sells US Bank Inventory for cash, all full and partial payments therefor shall immediately be delivered by the Borrowers to the Lender in their original form for deposit in the Collateral Account or application to payment of the Liabilities in such order and manner as Lender shall determine. All such cash shall be held by the Borrower in trust for the Lender and shall be remitted to the Lender at the end of the day received or at such other time as the Lender may designate.

               (b) The Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. The Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by the Borrower in trust for the Lender. Any and all risk of loss for any or all of the foregoing shall be upon the Borrower except for such loss as shall result from the Lender's gross negligence or willful misconduct.

               (c) Borrower shall, upon acquiring an interest in any US Bank Inventory, deliver to the Lender schedules of such US Bank Inventory, together with supplier's invoices, warranties, production, cost and other records as the Lender may request. If requested by the Lender, the Borrower shall deliver to the Lender schedules of the sale of any US Bank Inventory immediately upon its sale. Any material change in the value or condition of any US Bank Inventory and any errors discovered in schedules delivered to the Lender shall be reported to the Lender immediately.

               (d) Borrower shall (i) notify the Lender immediately if the Borrower obtains possession (by return, repossession or otherwise) of any US Bank Inventory which has been sold and which has a book or a fair market value in each case in excess of $100,000, and shall inform the Lender of the identity of the returned or repossessed US Bank Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable; (ii) receive such US Bank Inventory in trust; and (iii) resell such US Bank Inventory for the Lender unless instructed to deliver it to the Lender.

               Section 5.4. License for Use of Related General Intangibles. The Borrower grants to the Lender and its Affiliates a non-exclusive, worldwide and royalty-free license to use Related General Intangibles for the purposes of selling, leasing, preparing for sale or disposing or enforcing its rights in any or all of the Collateral. For this purpose "Related General Intangibles" shall mean (i) licenses, trademarks, trademark applications, tradenames, patents, patent applications, copyrights, trade secrets, designs, inventions, techniques, franchises, contracts, agreements and other intangibles necessary to produce and sell the US Bank Inventory without infringement of rights of any other party;
(ii) warranty rights and other rights arising in connection with the US Bank Inventory; (iii) customer lists and information concerning customers that may purchase the US Bank Inventory; and (iv) General Intangible arising in connection with the US Bank Accounts or as proceeds thereof.

               Section 5.5. Supplemental Documentation. At the Lender's request, the Borrower shall execute and/or deliver to the Lender, at any time or times hereafter, such agreements, assignments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of US Bank Accounts, schedules of US Bank Accounts assigned, and other written matter necessary or requested by the Lender to perfect and maintain a perfected security interest in the Collateral granted hereunder (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to the Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the same. The Borrower agrees to reimburse the Lender for the costs of all searches and updates of searches in public records reasonably deemed necessary by the Lender in connection with the protection of its security interest. The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as the Borrower's true and lawful attorney (and agent-in-fact) to sign the name of the Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as the Lender in its sole and absolute discretion, may elect. The Borrower agrees that a carbon, photographic, photostatic, and other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

               Section 5.6. Power of Attorney. Borrower irrevocably designates, makes, constitutes, and appoints the Lender (and all Persons designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact) and the Lender, or the Lender's agent, may, without notice to the Borrower:

               (a) at such time or times hereafter as the Lender or said agent, in its sole and absolute discretion, may determine, in the Borrower's or the Lender's name, (i) receive, open and dispose of all mail addressed to the Borrower and received at the street address or any post office box address of the Borrower; (ii) direct and/or require the Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral, to make payment directly to the Lender of any amounts due or to become due thereunder or with respect thereto;
        (iii) endorse the Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Lender or under the Lender's control and apply such payment or proceeds to the Liabilities in such manner as Lender shall determine; (iv) endorse the Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Lender's possession relating to US Bank Accounts, US Bank Inventory or any other Collateral; and (v) to demand terminations of other security interests on any of the Collateral; and

               (b) at such time or times after the occurrence and during the continuance of an Event of Default, as the Lender or said agent, in its sole and absolute discretion, may determine, in the Borrower's or the Lender's name: (i) notify and/or require the Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of the Lender's Lien thereon and of the collateral assignment thereof to the Lender; (ii) demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto; (iii) settle, adjust, compromise, extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral; (iv) enforce, by suit or otherwise, payment or performance of any of the Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect any sums due or owing upon or with respect to any of the Collateral; (vi) exercise all of the Borrower's rights and remedies with respect to the collection of any amounts due upon or with respect to any of the Collateral; (vii) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Lender may deem advisable; (viii) discharge and release the Collateral; (ix) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the US Bank Accounts and/or other Collateral; and (xi) do all acts and things necessary, in the Lender's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill the Borrower's other obligations under this Agreement.

               (c) at such time or times after the assertion by the Lender that an Event of Default has occurred and is continuing (whether or not an Event of Default has in fact occurred), as the Lender or said agent, in its reasonable discretion, may determine, in the Borrower's or the Lender's name, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender.

This power, being coupled with an interest, is irrevocable until all Liabilities are paid in full, all Letters of Credit have expired or been terminated and this Agreement is terminated. Under no circumstances shall the Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses shall be paid solely by the Borrower whether the same are incurred by the Lender or the Borrower. The Lender and its Affiliates, and their respective directors, officers, employees or agents, shall not be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct.

               Section 5.7. Collateral Appraisals. The Lender may, from time to time, cause, or request that the Borrower cause, an appraiser acceptable to Lender prepare, address and deliver to Lender on appraisal of all or any portion of the Borrower's real property or tangible personal property. The Borrower shall pay all costs and expenses incurred in connection with any such appraisal.

               Section 5.8 IBM Security Interest. The Borrower will not designate or identify any of the Collateral in any periodic collateral report or borrowing request to IBM Credit and shall take all actions necessary to assure that none of the Collateral shall be deemed "IBM Credit Collateral" under the IBM Intercreditor Agreement. The Borrower will not designate or identify any IBM Credit Collateral in any Borrowing Base Certificate or otherwise include or attempt to include any IBM Credit Collateral as Collateral. Upon request of the Lender, the Borrower will provide to the Lender copies of all information, writings, certificates and notices which designate or identify IBM Credit Collateral and "IBM Credit Account Debtors" as defined in the IBM Intercreditor Agreement.

                                   ARTICLE 6.

                          REPRESENTATION AND WARRANTIES
                          -----------------------------

        To induce the Lender to enter into this Agreement and to make Advances to the Borrower, the Borrower makes the following representations and warranties:

               Section 6.1. Litigation and Proceedings. Except as set forth on
Schedule 6.1, no judgments are outstanding against the Borrower or any Domestic Subsidiary, and no action, suit, or proceeding at law or in equity or by or before any Governmental Authority is now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Domestic Subsidiary, or the respective business, properties or rights of the Borrower or any Domestic Subsidiary.

               Section 6.2. No Default. No Default or Event of Default exists. Except as set forth on Schedule 6.2, the Borrower is not in default under any agreement or instrument to which the Borrower is a party, or by which the Borrower or any of its assets is bound or affected, except those which are not, in the aggregate, material to the financial condition, results of operations or business of the Borrower, taken as a whole. The Borrower knows of no dispute, except as set forth on Schedule 6.2, relating to any agreement or instrument other than those which are not, in the aggregate, material to financial condition, results of operations or business of the Borrower, taken as a whole.

               Section 6.3. Licenses, Patents, Copyrights, Trademarks and Trade Names. The Borrower possesses or has the right to use all of the patents, trademarks, trade names and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs ("technology") used in or necessary for the conduct of its business, without known conflict with the rights of others.

               Section 6.4. Ownership of Property; Liens. Except as contemplated by this Agreement, each of the Borrower and the Guarantor has good and marketable title to its real properties and good and sufficient title to its respective other properties, including all properties and assets referred to as owned by it in the audited financial statements of the Borrower and the Subsidiaries referred to in Section 6.13 (other than property disposed of since the date of such financial statement in the ordinary course of business as permitted by this Agreement). None of the Collateral or other property or assets of the Borrower or the Guarantor is subject to any Lien (including, without limitation, Liens pursuant to Capitalized Leases under which the Borrower or the Guarantor is a lessee) except: (a) Liens in favor of the Lender; (b) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) statutory Liens, such as carriers', loggers' warehousemen's, mechanics', materialmen's and repairmen's Liens, arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; and (d) Liens described on Schedule 8.1.

               Section 6.5. Location of Assets; Chief Executive Office. The Borrower's chief executive office and principal place of business is located at the address set forth on Schedule 6.5. As of the execution of this Agreement, the books and records of the Borrower pertaining to the US Bank Accounts are located at the chief executive office of the Borrower.

               Section 6.6. Tax Liabilities. Each of the Borrower and the Guarantor has each filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated to be due on the basis of such returns and reports or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes reflected on the Borrower's and the Guarantor's respective balance sheets are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of the Borrower and the Guarantor, as applicable, accrued through the date of such balance sheet. There are no material unresolved questions or claims concerning any tax liability of the Borrower or the Guarantor, except as described on
Schedule 6.6.

               Section 6.7. Other Names. During the preceding five (5) years, the Borrower and each Domestic Subsidiary has done business solely in the names set forth on Schedule 6.7, and has no trade names, styles or doing business forms except as disclosed on Schedule 6.7. The Borrower's taxpayer identification number of the Borrower and each Domestic Subsidiary is as set forth on Schedule 6.7.

               Section 6.8. Affiliates. Neither the Borrower nor any Subsidiary has any Affiliates, other than the Subsidiaries, their respective directors, officers, agents and employees and those Persons disclosed on Schedule 6.8, as updated from time to time by Borrower, and the legal relationships of the Borrower and the Subsidiaries to each such Affiliate are accurately and completely described thereon.

               Section 6.9. Environmental Matters. Except as disclosed on
Schedule 6.9: (a) the operations of the Borrower and the Guarantor comply in all respects with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws; (b) none of the operations of the Borrower or the Guarantor are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (c) none of the operations of the Borrower or the Guarantor is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or any unsafe or unhealthful condition at any premises of the Borrower or the Guarantor; (d) neither the Borrower nor any Subsidiary has received or filed any notice under any Environmental Law or Occupation Safety and Health Law indicating or reporting any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or any unsafe or unhealthful condition at any premises of the Borrower or the Guarantor; (e) neither the Borrower nor the Guarantor has any known contingent liability in connection with any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or any unsafe or unhealthful condition at any premises of the Borrower or the Guarantor; and (f) the Borrower and the Guarantor have each secured and is maintaining all necessary permits, licenses and approvals necessary under any Environmental Law to Borrower's or Guarantor's business.

               Section 6.10. Organization. Schedule 6.10 accurately sets forth as of the date hereof (a) the correct legal name and the jurisdiction of organization of the Borrower and each Subsidiary, and the jurisdictions in which the Borrower and each Subsidiary is qualified to transact business as a foreign organization. The Borrower and each Subsidiary is duly qualified to do business and is in good standing in all states where, because of the nature of its activities or properties, such qualification is required and the failure to be so qualified would have a material adverse effect on the Borrower or such Subsidiary. The Borrower and each Subsidiary has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents.

               Section 6.11. Authority; No Conflict. The Borrower is duly authorized to execute and deliver the Loan Documents and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under the Loan Documents and the borrowings hereunder and the incurring of the obligations and the granting of Liens pursuant to the Loan Documents do not and will not require any consent or approval of any Governmental Authority. The execution, delivery and performance by the Borrower of the Loan Documents, do not and will not conflict with (a) any provision of law, (b) the charter or by-laws of the Borrower, (c) any agreement binding upon the Borrower, or (d) any court or administrative order or decree applicable to the Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Borrower except in favor of the Lender.

               Section 6.12. Validity; Binding Effect. The Loan Documents applicable to the Borrower constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms. The Loan Documents applicable to the Guarantor constitute the legal, valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with their respective terms. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor, and the borrowing of money, incurring of obligations and granting of Liens thereunder by the Borrower are within the Borrower's organizational powers and have been duly authorized by all necessary action of the Borrower.

               Section 6.13. Financial Statements. The Borrower's audited consolidated and consolidating financial statement as at March 31, 2000, and the Borrower's unaudited consolidated and consolidating financial statement as at April 30, 2001, copies of which have been furnished to the Lender, have been prepared in conformity with GAAP and applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of the Borrower and the Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since March 31, 2000, no Adverse Event has occurred.

               Section 6.14. Contracts; Labor Matters. Except as disclosed on
Schedule 6.14: (a) neither the Borrower nor the Guarantor is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order, the performance of which constitutes an Adverse Event; (b) no labor contract to which the Borrower or the Guarantor is subject is scheduled to expire during the original term of this Agreement; and (c) on the date of this Agreement, neither the Borrower nor the Guarantor is a party to any labor dispute and there are no strikes or walkouts relating to any labor contracts to which the Borrower or the Guarantor is subject.

               Section 6.15. Compliance with Law. The Borrower and each Subsidiary is in material compliance with all statutes and governmental rules and regulations applicable to it.

               Section 6.16. Eligibility of Collateral. (a) All of the US Bank Accounts are and will continue to be bona fide existing obligations created by the sale or lease of goods or the rendering of services and all shipping or delivery receipts and other documents furnished or to be furnished to the Lender in connection therewith are and will be genuine; (b) each US Bank Account, or item of US Bank Inventory which the Borrower shall, expressly or by implication, request the Lender to classify as an Eligible Account Receivable or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" set forth herein; (c) with respect to each schedule of US Bank Inventory delivered to the Lender pursuant to Section 5.3: (i) the descriptions, origins, size, qualities, quantities, weights, and markings of all goods stated thereon or on any attachment thereto, are true and correct in all material respects; (ii) all goods stated thereon have been produced by the Borrower in compliance with all requirements of the Fair Labor Standards Act; (iii) none of the goods stated thereon are defective, of second quality, used, or goods returned after shipment, except where described as such; and (iv) all US Bank Inventory not included on such schedule has been previously scheduled.

               Section 6.17. Solvency. The Borrower and the Guarantor have capital sufficient to carry on their respective businesses as conducted and as proposed to be conducted and are solvent and able to pay their respective debts as they mature, and the Borrower now owns property having a value greater than the amount required to pay the Borrower's debts.

               Section 6.18. ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets. Except as required under
Section 4890B of the Code, Section 601 of ERISA or applicable state law, the Borrower is not obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

               Section 6.19. Federal Reserve Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Federal Reserve Board.

               Section 6.20. Insurance. The Borrower and the Guarantor currently maintains the insurance coverages required to be maintained under Section 7.4 hereof and under the other Loan Documents. Except as set forth on Schedule 6.20, neither the Borrower nor the Guarantor has any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption arrangement, or participates in any agreed to by the Borrower or imposed upon the Borrower by any such insurer.

               Section 6.21. Subsidiaries, Ownership. The Borrower has no Subsidiaries except as listed on Schedule 6.21. The ownership of the Borrower and each Subsidiary and the jurisdiction of organization of each Subsidiary, is as set forth on Schedule 6.21, which schedule shows the name(s) of each Person having an ownership interest, and the percentage of such ownership interest in the respective entity. Except as set forth on Schedule 6.21, no part of the ownership interest of any Person in the Borrower or any Subsidiary is subject to any shareholder agreement, voting trust or other agreement limiting or otherwise pertaining to the ownership interest of such Person.

               Section 6.22. Partnerships; Joint Ventures; LLCs. Schedule 6.22 sets forth an accurate and complete statement of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Borrower and each Subsidiary in any Person that is not a corporation.

               Section 6.23. Control of Collateral; Lease of Property. Except as set forth on Schedule 6.23, no portion of the Collateral is now or will be (while any Liabilities exist or this Agreement is in effect) in the possession or control of any Person other than the Borrower.

               Section 6.24. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               Section 6.25. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               Section 6.26. Securities Act. Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, in any material respect.

               Section 6.27. Consents. No consent of the shareholders of the Borrower or the Guarantor or any other Person, and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required on the part of the Borrower or the Guarantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

                                   ARTICLE 7.

                              AFFIRMATIVE COVENANTS
                              ---------------------

        The Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as Lender remains committed to make loans under this Agreement, the Borrower shall:

               Section 7.1. Financial and Other Information.  Deliver to Lender:
                            -------------------------------

               (a) Annual Audit Report. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and the Subsidiaries prepared on a consolidating and consolidated basis in conformity with GAAP, consisting of at least statements of income, cash flow and stockholders' equity, and a consolidated and consolidating balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, without qualification, by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

               (b) Accountant's Certificate. Together with the audited financial statements required under Section 7.1(a), a certificate from the accounting firm performing such audit (i) acknowledging its understanding that the Lender and any Participant is relying on such audit report and (ii) stating that it has reviewed this Agreement and that in performing its examination, nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

               (c) Monthly Financial Statement. As soon as available and in any event within 30 days after the end of each month, a copy of the unaudited financial statement of the Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in Section 7.1(a), signed by the Borrower's chief financial officer and consisting of at least consolidated statements of income, cash flow and stockholders' equity for the Borrower and the Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated and consolidating balance sheet of the Borrower as at the end of such month.

               (d) Projections. As soon as available and in any event not later than 60 days preceding the last day of each fiscal year of the Borrower, a projected financial statement of the Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in Section 7.1(a), and a projected borrowing base availability statement of the Borrower and the Subsidiaries signed by the Borrower's chief financial officer and presenting fairly the Borrower's best good faith projections of the financial position and results of operations of the Borrower and the Subsidiaries for each month of the following fiscal year.

               (e) Officer's Certificate. Together with the financial statements furnished by the Borrower under Section 7.1(a) and (c), a certificate of the Borrower's chief financial officer, in the form provided by Lender, dated the date of such annual audit report or such monthly financial statement, as the case may be, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.16.

               Section 7.2. Conduct of Business. Except as contemplated by this Agreement, (a) maintain and preserve, and cause each Domestic Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patent rights, copyrights, trademarks, trade names, franchises and all permits, certifications, approvals and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time; (b) continue in and limit, and cause each Domestic Subsidiary to continue and limit, its operations to the same general line of business as that presently conducted by it; (c) comply with, and cause each Domestic Subsidiary to comply with, all federal, state and local statutes and governmental rules and regulations applicable to it; (d) keep and conduct its business separate and apart from the business of its Affiliates; and (e) otherwise do all things necessary to make the representations and warranties set forth in Article 6 of this Agreement true and correct at all times.

               Section 7.3. Maintenance of Properties. Keep the Borrower's real estate, leaseholds, equipment and other fixed assets in good condition, repair and working order, normal wear and tear excepted, and keep the US Bank Inventory in good and merchantable condition.

               Section 7.4. Insurance. Maintain, and cause the Guarantor to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Lender may request from time to time. Keep the Collateral properly housed and insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, and such other risks as are customarily insured against by persons engaged in business similar to that of the Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to the Lender. From time to time, prior to the expiration of any such insurance, the Borrower shall deliver to Lender certificates evidencing the renewal of such policies of insurance and showing Lender as loss payee (under a lender's or mortgagee's loss payee endorsement) with respect to any casualty loss covering the Collateral and an additional insured with respect to any liability insurance together with evidence of payment of all premiums therefor. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Lender. The Borrower irrevocably makes, constitutes and appoints the Lender and any Person whom the Lender may from time to time designate (and all officers, employees or agents designated by the Lender or such Person) as the Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, the Lender, without waiving or releasing any obligations or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable. All sums so disbursed by the Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be deemed an Advance hereunder and shall be payable on demand by the Borrower to the Lender.

               Section 7.5. ERISA. Maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code.

               Section 7.6. Notices. Notify the Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (a) Default. The occurrence of (i) any Default or Event of Default, and (ii) to the extent not included in clause (i) above, the default by the Borrower, or any Subsidiary under any note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which the Borrower, or any Subsidiary, as appropriate, is a party or by which it is bound.

               (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding affecting the Borrower, any Subsidiary or any Collateral, whether or not covered by insurance.

               (c) Judgment. The entry of any judgment or decree against the Borrower or any Subsidiary, if the amount of such judgment exceeds $250,000.

               (d) ERISA. With respect to any Plan, the occurrence of a Reportable Event or Prohibited Transaction, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

               (e) Change in Collateral Locations. Any change in location of any of the US Bank Inventory to locations other than those identified in this Agreement or in Schedule 6.5, together with a list of such new location(s) and the name and address of any landlord and/or mortgagee. At Lender's request, the Borrower shall deliver to the Lender a landlord's waiver and/or mortgagee's waiver in form and substance satisfactory to the Lender with respect to Collateral at such new locations.

               (f) Change in Place(s) of Business. Any proposed opening, closing or other change in the list of offices and other places of business of the Borrower and each Domestic Subsidiary set forth in
        Schedule 6.5, together with a list of such new location(s), the legal description of the location and the name and address of any landlord and/or mortgagee. At the Lender's request, the Borrower shall deliver to the Lender a landlord's waiver and/or mortgagee's waiver in form and substance satisfactory to the Lender with respect to Collateral at such new locations.

               (g) Change of Name. Any change in the name of the Borrower or any Subsidiary, or the adoption by the Borrower or any Subsidiary of any trade name not set forth in Schedule 6.7.

               (h) Environmental and Safety and Health Matters. Non-compliance with and/or receipt of any notice that the operations of the Borrower or any Domestic Subsidiary are not in full compliance with the requirements of any applicable Environmental Law or any Occupational Safety and Health Law; the occurrence of or receipt of notice that the Borrower or any Domestic Subsidiary is subject to federal, state or local investigation evaluating whether any remedial action is needed to respond to (i) any spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of the Borrower or any Domestic Subsidiary; or receipt of notice that any properties or assets of the Borrower or any Domestic Subsidiary are subject to an Environmental Lien.

               (i) Default by Others. Any material default by any Account Debtor or other Person obligated to the Borrower or any Subsidiary, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to the Borrower or such Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material.

               (j) Change in Management or Line(s) of Business. Any substantial change in the senior management of the Borrower or any Subsidiary, or any change in the Borrower's or any Subsidiary's line(s) of business.

               (k) Change in Insurance. The Borrower shall (a) notify the Lender in writing at least 30 days prior to any cancellation or material change of any such insurance by the Borrower or any Subsidiary and (b) within five business days after receipt of any notice (whether formal or informal) of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of the Borrower or any Subsidiary, as established by Best's Insurance Reports.

               (l) Other Events. The occurrence of such other events as the Lender may from time to time specify.

The provision or acceptance of any notice under this Section 7.6 shall not constitute a waiver of any Default or Event of Default, or a waiver of the obligation of the Borrower to comply with any term, condition or covenant hereof.

               Section 7.7. Use of Proceeds. Borrower shall use the proceeds of all Loans only for the purposes stated in Section 2.1 and for no other purpose.

               Section 7.8. Books and Records, Access. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records (including, without limitation, records relating to US Bank Accounts, US Bank Inventory and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any calendar month to be posted and closed not more than thirty (30) days after the last business day of such month. Permit, and cause each Domestic Subsidiary to permit, access by the Lender and its agents or employees to the books and records of the Borrower and such Domestic Subsidiary at the Borrower's or such Domestic Subsidiary's place or places of business at intervals to be determined by the Lender and without hindrance or delay, and permit, and cause each Domestic Subsidiary to permit, the Lender or its agents and employees to inspect the Borrower's Inventory and such Domestic Subsidiary's inventory and equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, journals, orders, receipts, correspondence and other data relating to US Bank Inventory, US Bank Accounts and any other Collateral, or to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at the Borrower's expense; provided, however, that so long as no Default or Event of Default has occurred and is continuing, Borrower's obligations to pay for such inspections and/or audits, other than the initial audit, shall be limited to $600 per day per auditor plus expenses and to four such audits per fiscal year.

               Section 7.9. Collateral Monitoring. Permit the Lender to (a) use the Borrower's stationery and sign the name of the Borrower to request verification of US Bank Accounts or other Collateral from Account Debtors, and
(b) use the information recorded on or contained in any data processing equipment and computer hardware and software to which the Borrower has access relating to US Bank Accounts, US Bank Inventory and/or other Collateral.

               Section 7.10. Reports.  Furnish to Lender:

               (a) Agings; Ineligible Accounts Certification. Within 15 days after the end of each month, (i) a detailed aging of all US Bank Accounts by invoice, including, without limitation, a reconciliation to the aging report delivered to the Lender for the preceding month, (ii) a certification of ineligible US Bank Accounts, (iii) an aging of all accounts payable as of the end of the preceding month, (iv) a reconciliation of US Bank Accounts to the Borrower's general ledger and the Lender's records, and (v) at Lender's request, a list of the names and addresses of each Account Debtor of US Bank Accounts, each in form and content acceptable to the Lender.

               (b) Inventory Certification. Within 15 days after the end of each month, (i) an US Bank Inventory certification report as of the end of the preceding month for all US Bank Inventory locations, and (ii) a certification of Ineligible Inventory and Inventory that is not US Bank Inventory in form and content acceptable to the Lender.

               (c) Sales and Collection Reports. Not later than 12:00 noon, Minneapolis time, on each Business Day, a report of the Borrower's sales and collections for such day, and for any other day for which sales and collections have not been reported, in form and content acceptable to the Lender.

               (d) Reconciliations. Within 30 days after the end of each month, reconciliations of US Bank Inventory and US Bank Accounts to the Borrowing Base Certificate.

               (e) Payroll Tax Certification. Within 5 days after request of the Lender, a certificate of an officer of the Borrower as to the payment of payroll taxes and other taxes collected by the Borrower from or on behalf of any Person to the appropriate Governmental Authority.

               (f)    Other Reports.
                      -------------

                      (i) SEC and Other Reports. Promptly upon the making or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                      (ii) Report of Change in Subsidiaries or Other Entities. Promptly upon the occurrence thereof, a written report of any change in the list of the Borrower's Subsidiaries set forth on
               Schedule 6.21 or in the list of partnerships, joint ventures or limited liability companies set forth on Schedule 6.22 or in the list of Affiliates set forth on Schedule 6.8.

                      (iii) Insurance Updates. If requested, provide to the Lender within 45 days of such request, a certificate signed by its chief financial officer that attests to and updates the information described in Section 6.20 and disclosed on Schedule 6.20.

                      (iv) Other Reports. The information required to be provided pursuant to other provisions of this Agreement, and such other reports from time to time requested by the Lender.

               Section 7.11. Tax Liabilities. File, and cause each Domestic Subsidiary to file, all federal, state and local tax reports and returns required by any law or regulation to be filed by it and pay, and cause each Domestic Subsidiary to pay, all taxes, duties and charges and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established, unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

               Section 7.12. Environmental Compliance. If the Borrower or any Domestic Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Domestic Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, then within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Domestic Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Domestic Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Domestic Subsidiary which shall have become enforceable against creditors of such Person.

               Section 7.13. Further Assurances. At the Borrower's cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

               Section 7.14. Deposit Accounts. Maintain the Borrower's deposit accounts with the Lender.


                                   ARTICLE 8.

                               NEGATIVE COVENANTS
                               ------------------

        The Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as the Lender remains committed to make Loans under this Agreement (unless Lender shall give Lender's prior written consent) the Borrower shall not, and shall not permit the Guarantor to:

               Section 8.1. Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

               (a) Liens for current taxes not delinquent or taxes being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

               (b) statutory Liens, such as carriers', loggers', warehousemen's, mechanics', materialmen's, and repairmen's Liens, arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) Liens in connection with purchase money financing of Capital Expenditures permitted under this Agreement provided that such Liens attach only to the property being acquired and the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of acquisition thereof;

               (e) Liens in connection with purchase money financing of Business Acquisitions that constitute Permitted Investments (subject to the terms and limitations of the definition thereof) provided that such Liens attach only to the assets being acquired or the assets of the Person being acquired in such Business Acquisitions;

               (f)    Liens in favor of the Lender;

               (g)    Liens subject to the IBM Intercreditor Agreement;

               (h)    Liens described on Schedule 8.1; and

               (i)    Liens consented to by the Lender in writing.

               Section 8.2. Consolidations, Mergers or Acquisitions. Consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person, except:

               (a) Business Acquisitions constituting Permitted Investments (subject to the terms and limitations of the definition thereof); and

               (b) any merger or consolidation of one wholly-owned Domestic Subsidiary with or into another or of one Foreign Subsidiary with or into another; and

               (c) mergers or consolidations of the Borrower with other Persons, provided, such mergers may only be consummated if no Default or Event of Default shall have occurred and continued hereunder and no Default or Event of Default shall exist after giving effect to such mergers, and (i) the Borrower is the surviving entity of any such merger.

               Section 8.3. Investments. Acquire for value, make, have or hold any Investments, except:

               (a) advances to employees of the Borrower or any Subsidiary for travel or other ordinary business expenses, provided that the aggregate amount outstanding at any one time shall not exceed $10,000 for any single employee and $25,000 in the aggregate for all employees;

               (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to the Lender;

               (c) extensions of credit in the nature of Accounts or notes receivable arising from the sale of goods and services in the ordinary course of business;

               (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

               (e) Investments outstanding on the date hereof in Subsidiaries by the Borrower and its Subsidiaries;

               (f) Investments outstanding on the date hereof by the Borrower and its Subsidiaries in Affiliates identified on Schedule 6.8 and other entities identified on Schedule 6.22;

               (f)    other Investments outstanding on the date hereof listed on
        Schedule 8.3;

               (g) Permitted Investments (subject to the terms and limitations of the definition thereof); and

               (g)    other Investments consented to the Lender in writing.

               Section 8.4. Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, including, without limitation, Indebtedness as lessee under any Capitalized Lease except:

               (a)    Indebtedness under the terms of this Agreement;

               (b)    Subordinated Debt listed on Schedule 8.4;

               (c) Indebtedness hereafter incurred in connection with Liens permitted under Section 8.1(d);

               (d) Indebtedness hereafter incurred in connection with purchase money financing of a Business Acquisition, which could be secured by Liens described in Section 8.1(e) (whether or not such financing is actually secured);

               (e) Indebtedness to IBM Credit Corporation, as described in the IBM Credit Loan Agreement,

               (f) Indebtedness under the Bonds that are supported by the IDB Letters of Credit,

               (g) other Indebtedness outstanding on the date hereof and listed on Schedule 8.4; and

               (h)    other Indebtedness approved in writing by the Lender.

               Section 8.5. Contingent Liabilities. Except as permitted under
Section 8.4, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of such Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such Person or otherwise, except for endorsements of negotiable instruments for collection in the ordinary course of business

               Section 8.6. Transfer of Assets. Sell, transfer, convey, lease, assign or otherwise dispose (with or without recourse) of any of its assets (including any Accounts, instruments or chattel paper) except for (a) sales and leases of Inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 8.2, or (d) sales or transfers by a Subsidiary to the Borrower or another Subsidiary.

               Section 8.7. Accounting Practices. Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

               Section 8.8. Transactions with Affiliates. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

               Section 8.9. Jurisdiction of Incorporation. Change its jurisdiction of incorporation without giving the Lender 30 days prior notice.

               Section 8.10. Use of Names. Change its name or use any names other than those set forth on Schedule 6.7.

               Section 8.11. Financial Covenants
                             -------------------

               (a) Adjusted Consolidated Tangible Net Worth. At any time, permit the Adjusted Consolidated Tangible Net Worth of the Borrower and the Subsidiaries to be less than $120,000,000.

               (b) Leverage Ratio. Permit the Leverage Ratio to exceed 2.50 to 1.00 at any time.

               (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any period of twelve consecutive calendar months to be less than 1.25 to 1.00.

               (d)    Current Ratio. Permit the Current Ratio to be less than
        1.50 to 1.00 at any time.

               (e) Capital Expenditure. Make Capital Expenditures during any year exceeding, on a consolidated basis for the Borrower and its Subsidiaries, (i) $32,000,000 during the fiscal year ending March 31, 2002, or (ii) $25,000,000 during any other fiscal year.

               Section 8.12. ERISA. Permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower of any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist an accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

               Section 8.13. Chief Executive Office; Location of Collateral. Permit the Borrower's client executive office or any of the Collateral to be moved from the locations set forth on Schedule 6.5, or to place any of the Collateral on consignment, without the prior written consent of the Lender.

                                   ARTICLE 9.

                         DEFAULT AND RIGHTS AND REMEDIES
                         -------------------------------

                      Section 9.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

               (a) Non-Payment. The Borrower shall fail to pay, when due, whether by acceleration, maturity or otherwise, any Liabilities;

               (b) Non-Payment of Excess Line of Credit Advances. The Borrower shall fail to make any payment required under Section 2.3(a) to eliminate any excess of the aggregate outstanding principal balance of the Line of Credit Advances over the Line of

        Credit Availability or any negative Line of Credit Availability and, if such excess does not exceed $500,000 such failure shall continue for more than five (5) days, provided, that if such excess exceeds $500,000 it shall be an Event of Default if such excess is not immediately reduced to $500,000 and eliminated within five (5) days;

               (c) Non-Payment of Other Indebtedness. The Borrower, any other Obligor or any Subsidiary shall fail to pay, when due, whether by acceleration or otherwise (subject to any applicable grace period), any Indebtedness of, or guaranteed by, the Borrower, such other Obligor or such Subsidiary in an aggregate amount of more than $500,000;

               (d) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, the Borrower, any other Obligor or any Subsidiary or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in an aggregate amount of more than $500,000;

               (e) Other Liabilities. The Borrower or the Guarantor shall fail to pay, when due, whether by acceleration or otherwise, or perform or observe (subject to any applicable grace period or waiver of such default) (i) any obligation or agreement of the Borrower or the Guarantor to or with the Lender (other than any obligation or agreement of the Borrower hereunder and under any Notes) or (ii) any obligation or agreement involving an obligation or agreement to pay $500,000 or more of the Borrower or the Guarantor to or with any other Person (other than (A) any such material obligation or agreement constituting or related to Indebtedness, (B) accounts payable arising in the ordinary course of business, and (C) any material obligation or agreement of any Subsidiary to the Borrower or to any other Subsidiary), except only to the extent that the occurrence of any such failure is being contested by the Borrower or the Guarantor, as the case may be, in good faith and by appropriate proceedings and the Borrower or the Guarantor, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP;

               (f) Insolvency. The Borrower or the Guarantor becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or the Guarantor, or for a substantial part of the property of the Borrower or the Guarantor, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or the Guarantor or for a substantial part of the property of the Borrower or the Guarantor; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower or the Guarantor; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower or the Guarantor, provided that in the instance of any such proceeding instituted against the Borrower or the Guarantor or warrant of attachment or legal process against property of the Borrower or the Guarantor, it is consented to or acquiesced in by the Borrower or the Guarantor or remains undismissed for sixty (60) days or an order for relief shall have been entered against the Borrower or the Guarantor in such proceeding or legal process;

               (g) ERISA. The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if, in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan, in excess of $250,000; or the institution by the PBGC of steps to terminate any Plan;

               (h)    Non-Compliance With this Agreement.
                      ----------------------------------

                      (i) The Borrower shall fail to comply with any of the Borrower's agreements set forth in Section 8.11 or shall fail to deliver financial statements or reports required under Section 7.1, or

                      (ii) The Borrower shall fail to comply with any of the Borrower's agreements set forth in this Agreement (and not constituting an Event of Default under any of the other subsections of this Section 9.1, including, without limitation,
               Section 9.1(h)(i)), and such failure to comply shall continue for ten (10) days;

               (i) Non-Compliance With Other Loan Documents. Failure by the Borrower, any other Obligor or any Guarantor to comply with any of its respective agreements set forth in any Loan Documents other than this Agreement (and not constituting an Event of Default under any of the other subsections of this Section 9.1), and such failure to comply shall continue after the grace period (if any) set forth therein or if any other Loan Document shall not be, or shall cease to be, enforceable in accordance with its terms or the Guarantor shall contest or disavow or attempt to contest or disavow its obligations under the Guaranty;

               (j) Representations and Warranties. Any representation or warranty made by the Borrower or any other Obligor in any of the Loan Documents is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on or as of the date made or deemed made;

               (k) Litigation. There shall be entered against any one of the Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $250,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or
        (ii) for and to the extent which the Borrower, such Obligor or such Subsidiary, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Borrower, such Obligor or such Subsidiary, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to the Lender;

               (l) Validity. If the validity or enforceability of any of the Loan Documents shall be challenged by the Borrower, any other Obligor or any other Person, or shall fail to remain in full force and effect;

               (m) Conduct of Business. If the Borrower or the Guarantor is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five Business Days, from conducting all or any material part of its business affairs;

               (n) Impairment of Collateral or Prospect of Payment. The Lender shall have determined in good faith (which determination shall be conclusive) that (i) the Lender's interest in any material Collateral has been adversely affected or impaired, or the value thereof to the Lender has been diminished to a material extent, or (ii) the prospect of payment or performance of any obligation or agreement of the Borrower or any other Obligor under any of the Loan Documents is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this Section 9.1;

               (o) IDB Reimbursement Agreements. Any "Event of Default" shall occur under any IDB Reimbursement Agreement; or

               (p) IBM Credit Loan Agreement. Any Event of Default or other event that would permit acceleration of indebtedness shall occur under the IBM Credit Loan Agreement.

               Section 9.2.  Effect of Event of Default; Remedies.
                             ------------------------------------

               (a) In the event that one or more Events of Default described in Section 9.1(f) shall occur, then the credit extended under this Agreement shall terminate and all Liabilities shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

               (b) Upon the occurrence of an Event of Default, or at any time thereafter during the continuance thereof, (other than as described in Section 9.1(f)) the Lender may declare all Liabilities immediately due and payable without demand or notice of any kind whatsoever, whereupon the credit extended under this Agreement shall terminate and all Liabilities shall be immediately due and payable without demand or notice of any kind whatsoever. The Lender shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

               (c) Upon the occurrence of an Event of Default, or at any time thereafter during the continuance thereof, the Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                      (i) any other remedy contained in this Agreement or the other Loan Documents;

                      (ii) any rights and remedies available to the Lender under the Uniform Commercial Code as enacted in Minnesota as of the date of this Agreement, and any other applicable law;

                      (iii) without notice, demand or legal process of any kind, the Lender may take possession of any or all of the Collateral (in addition to Collateral which it might already have in its possession), wherever it might be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and the Lender shall have the right to store the same in any of the Borrower's premises without cost to the Lender;

                      (iv) at the Lender's request, the Borrower will, at the Borrower's expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender and reasonably convenient to the Lender and the Borrower; and/or

                      (v) the Lender at its option, and pursuant to notification given to the Borrower as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as herein provided or as provided by applicable law.

               Section 9.3. Use of Premises. The Borrower hereby irrevocably grants to Lender the right, subject to the rights of any landlord of the premises, to enter upon the hold the premises of the Borrower wherever located at any time following the occurrence of an Event of Default and during the continuation thereof. Lender may use the premises to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes. Lender's right to hold the premises shall cease and terminate upon the earlier of (i) payment in full of all Liabilities, expiration or termination of all Letters of Credit and termination of the credit or (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers. The Lender shall not be obligated to pay any rent or other compensation for the occupancy or use of any of the premises unless required by the landlord of such premises, provided, however, if Lender does not pay or account for any rent or other compensation for the occupancy or use of any of the premises, such rent or compensation shall be considered an Advance under this Agreement and shall constitute part of the Liabilities.

               Section 9.4. Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to the Borrower at the address specified in Section 10.19, at least ten (10) business days prior to such proposed action, shall constitute fair and commercially reasonable notice to the Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like, and the reasonable legal fees and expenses and other proper fees and expenses incurred by the Lender in connection therewith, shall be applied toward satisfaction of the Liabilities. The Lender shall account to the Borrower for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency, shall not affect the Lender's security interest in the Collateral until the Liabilities shall have been paid in full.

               Section 9.5. Waiver of Demand. Demand, presentment, protest and notice of nonpayment are waived by the Borrower. The Borrower also waives the benefit of all valuation, appraisal and exemption laws.

               Section 9.6. Waiver of Notice. Upon an Event of Default, the Borrower waives, to the fullest extent permitted by applicable law, all rights to notice and hearing of any kind prior to the exercise by Lender of Lender's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral.

               Section 9.7. Setoff. In addition to and not in limitation of all rights of offset that the Lender, any Affiliate, or any other holder of any interest in this Agreement or any Note may have under applicable law, upon the occurrence and during the continuation of any Event of Default, or any Default, Lender and any Affiliate shall have the right, in its sole discretion and without demand and without notice to anyone, to appropriate or set off and apply to the payment of the Liabilities, whether or not due, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Person and any and all other liabilities owed to the Borrower by such Person.


                                   ARTICLE 10.
                                  MISCELLANEOUS
                                  -------------

               Section 10.1. Timing of Payments. For purposes of determining the outstanding balance of the Liabilities, including without limitation, the computations of interest which may from time to time be owing to the Lender, the receipt by the Lender of any check or any other item of payment whether through a blocked account or lockbox described in Section 5.2 or otherwise, shall not be treated as a payment on account of the Liabilities until such check or other item of payment is actually received by the Lender at its office in Minneapolis, Minnesota and is paid to the Lender in cash or a cash equivalent.

               Section 10.2. Attorneys' Fees and Costs. If at any time the Lender employs counsel in connection with protecting or perfecting the Lender's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether: (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading; (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise); (c) to consult with officers of the Lender to advise the Lender or to draft documents for the Lender in connection with any of the foregoing or in connection with any release of the Lender's claims or security interests or any proposed extension, amendment or refinancing of the Liabilities; (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; or (e) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of the Lender to collect any of the Liabilities; then in any of such events, all of the reasonable attorneys' fees arising from such services, and any related expenses, costs and charges, including without limitation, all fees of all paralegals, legal assistants and other staff employed by such attorneys, whether or not employed in the Lender's internal legal department, together with interest at the Default Rate provided for in Section 2.2 if an Event of Default has occurred, or at the highest interest rate set forth in any promissory note referred to herein, shall constitute additional Liabilities, payable on demand and secured by the Collateral. This Section 10.2 shall survive the termination of this Agreement.

               Section 10.3. Expenditures by Lender. In the event that the Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which the Borrower is, under any of the terms hereof or of any of the other Financing Agreements, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, the Lender may, in the Lender's sole discretion and without obligation to do so, make expenditures for any or all of such purposes, and the amount so expended, together with interest at the Default Rate provided for in Section 2.2, shall constitute additional Liabilities, payable on the earlier of demand or five (5) days after notice of the same is provided to Borrower, and secured by the Collateral.

               Section 10.4. Lender's Costs and Expenses as Additional Liabilities. The Borrower shall reimburse the Lender for all expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the loans and other financial accommodations described in this Agreement (including without limitation, filing fees, recording fees, document or recording taxes, search fees, appraisal fees and expenses, and Attorney's Fees). The Borrower further agrees to reimburse the Lender for all expenses and fees paid or incurred in connection with the documentation of any renewal or extension of the loans, any additional financial accommodations, or any other amendments to this Agreement. All costs and expenses incurred by the Lender with respect to such negotiation and documentation together with interest at the highest interest rate set forth in any promissory note referred to herein, shall constitute additional Liabilities, payable on the earlier of demand or five (5) days after notice of the same is provided to Borrower, and secured by the Collateral.

               Section 10.5. Claims and Taxes. The Borrower agrees to indemnify and hold the Lender harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including without limitation, reasonable attorneys' fees) relating to or in any way arising out of the possession, use, operation or control of any of the Borrower's assets. The Borrower shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of the Borrower's real and personal property taxes, assessments and charges and all of the Borrower's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Borrower, or payable by the Borrower, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to the Borrower's property, provided, however, that the Borrower shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, and upon such good faith contest to delay or refuse payment thereof, if: (a) the Borrower establishes adequate reserves to cover such contested taxes; and (b) such contest does not have a material adverse effect on the financial condition of the Borrower, the ability of the Borrower to pay any of the Liabilities, or the priority or value of the Lender's security interests in the Collateral.

               Section 10.6. Custody and Preservation of Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in the Lender's possession if the Lender takes such action for that purpose as the Borrower shall request in writing, but failure by the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by the Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

               Section 10.7. Inspection. The Lender (by and through its officers and employees), or any Person designated by the Lender in writing, shall have the right from time to time, to call at the Borrower's place or places of business (or any other place where Collateral or any information as to Collateral is kept or located) during reasonable business hours, and, without hindrance or delay, to: (a) inspect, audit, check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's business or to any transactions between the parties to this Agreement; (b) make such verification concerning the Collateral as the Lender may consider reasonable under the circumstances; and (c) review operating procedures, review maintenance of property and discuss the affairs, finances and business of the Borrower with the Borrower's officers, employees or directors.

               Section 10.8. Examination of Banking Records. The Borrower consents to the examination by the Lender, the Lender's officers, employees and agents, or any of them, whether or not there shall have occurred a Default or an Event of Default, of any and all of the Borrower's banking records, wherever they may be found, and directs any Person which may be in control or possession of such records (including without limitation, any bank, other financial institution, accountant or lawyer) to provide such records to the Lender and the Lender's officers, employees and agents, upon their request. Such examination may be conducted by the Lender with or without notice to the Borrower at the option of the Lender, any such notice being waived by the Borrower. Expenses of such examination shall be allocated as provided in Section 7.8.

               Section 10.9. Governmental Reports. The Borrower shall furnish to the Lender, upon the reasonable request of the Lender, copies of the reports of examinations or inspections of the Borrower by all Governmental Authorities, and if the Borrower fails to furnish such copies to the Lender, the Borrower authorizes all such Government Authorities to furnish to the Lender copies of their reports of examinations or inspections of the Borrower.

               Section 10.10. Reliance by Lender. All covenants, agreements, representations and warranties made by the Borrower shall, notwithstanding any investigation by the Lender, be deemed to be material to and to have been relied upon by the Lender.

               Section 10.11. Parties. Whenever in this Agreement there is reference made to any of the parties, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and assigns of the Borrower and the Lender.

               Section 10.12. Applicable Law; Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF MINNESOTA WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

               Section 10.13. SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, DEBTS, DAMAGES, COSTS AND EXPENSES, WHATSOEVER, WHETHER BASED ON STATUTE, COMMON LAW, PRINCIPLES OF EQUITY OR OTHERWISE, ARISING OUT OF ANY MATTER, THING OR EVENT WHICH IS DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, BORROWER CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY AND COUNTY OF MINNEAPOLIS, MINNESOTA AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.19. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED.

               Section 10.14. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               Section 10.15. Application of Payments Waiver. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, the Borrower irrevocably waives the right to direct the application of any and all payments at any time received by the Lender from the Borrower or with respect to any of the Collateral, and the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time, whether with respect to the Collateral or otherwise, against the Liabilities, in such manner as the Lender may deem advisable, notwithstanding any entry by the Lender upon any of the Lender's books and records.

               Section 10.16. Marshaling; Payments Set Aside. The Lender shall be under no obligation to marshal any assets in favor of the Borrower or against or in payment of any or all of the Liabilities. To the extent that the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit or enforces the Lender's security interests or exercises the Lender's rights of setoff, and such payment or payments or the proceeds of such Collateral, enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               Section 10.17. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

               Section 10.18. Continuing Effect. This Agreement, the Lender's security interests in the Collateral, and all of the other Loan Documents shall continue in full force and effect so long as any Liabilities shall be owed to Lender and, even if there shall be no Liabilities outstanding, so long as the Lender remains committed to make Advances under this Agreement or any Letter of Credit remains outstanding.

               Section 10.19. No Waiver. The Lender's failure at any time to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of any Default or Event of Default under this Agreement or any of the other Loan Documents, shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default under this Agreement or any of the other Loan Documents, shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is in writing signed by an officer of the Lender, and directed to the Borrower specifying such suspension or waiver.

               Section 10.20. Notices. Except as otherwise expressly provided herein, any notice hereunder to the Borrower or the Lender shall be in writing (including telecopy communication) and shall be given to the Borrower or the Lender at its address or facsimile number set forth on the signature pages hereof or at such other address, or telecopier number as the Borrower or the Lender may, by written notice, designate as its address or fax number for purposes of notice hereunder. All such notices shall be deemed to be given (a) when transmitted by fax on the date the appropriate answer back is received, (b) when delivered by a commercially recognized courier service on the date specified for delivery in the instructions to the courier, (c) on the date personally delivered, or (d) in the case of notice by mail, three days following deposit in the United States mails, certified mail, return receipt requested properly addressed as herein provided, with proper postage prepaid provided, however, that any notice to the Lender under Article 2 hereof shall be deemed to have been given only when received by the Lender.

               Section 10.21. Maximum Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or in any of the other Loan Documents, or any Default or Event of Default, or any exercise by the Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever, contained in this Agreement or any of the other Loan Documents, or the arising of any contingency whatsoever, shall entitle the Lender to collect, in any event, interest exceeding the maximum authorized by law, and in no event shall the Borrower be obligated to pay interest exceeding such rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the maximum allowed by law, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the maximum allowed by law ("Excess"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any Liabilities due, and, second, returned to the Borrower, it being the intention of the parties not to enter at any time into a usurious or otherwise illegal relationship. The Borrower and the Lender both recognize that, with fluctuations in the Prime Rate, such an unintended result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that: (a) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess; and (b) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Lender based, in whole or in part, upon the charging or receiving of any interest in excess of the maximum authorized by law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received by the Lender in connection with the Liabilities shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.













                       (final and signature page follows)

               Section 10.22. Additional Advances. All fees, charges, expenses, costs, expenditures, obligations, liabilities, losses, penalties and damages incurred or suffered by Lender and for which Borrower is bound to indemnify or reimburse Lender under this Agreement (other than those which may be paid without demand therefor, by Lender initiated Advances pursuant to Section 2.1) may, at the option of Lender, be paid by Lender initiated Advances pursuant to
Section 2.1 if such amounts remain unpaid for a period of ten (10) days after Lender has made demand therefor.

               Section 10.23. Final Agreement. This written Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                               PEMSTAR INC.

                               By: /s/ Linda U. Feuss
                                  ----------------------------------------------

                               Title: VP, General Counsel and Corp Secretary
                                     -------------------------------------------

                               Address:
                               2535 Highway 14 West
                               Rochester, MN 55901
                               Attention:  Mr. Philip Jemielita
                               Telephone: (507) 292-8542
                               Fax: (507) 280-0838


                               U.S. BANK NATIONAL ASSOCIATION

                               By: /s/ Christopher J. Schaaf
                                  ----------------------------------------------

                               Title: Vice President
                                     -------------------------------------------

                               Address:
                               601 Second Ave. S.
                               Minneapolis, MN 55402
                               Attention: Christopher J. Schaaf
                               Telephone: (612) 973-1051
                               Fax: (612) 973-0829

                             Exhibits and Schedules

 Exhibit:             Content:

 A                    Note
 B                    Borrowing Base Certificate
 C                    Guaranty

 Schedule:

 1.1(a)               Existing Letters of Credit
 1.1(b)               US Bank Account Debtors
 6.1                  Judgments; Litigations
 6.2                  Defaults; Disputes
 6.5                  Locations, etc.
 6.6                  Tax Liabilities
 6.7                  Other Names; Tax ID
 6.8                  Affiliates
 6.9                  Environmental Matters
 6.10                 Jurisdiction of Organization of Subsidiaries
 6.14                 Contracts; Labor Matters
 6.20                 Self-Insurance, etc.
 6.21                 Subsidiaries
 6.22                 Partnerships and Joint Ventures
 6.23                 Collateral in Possession of Other Parties
 8.1                  Liens
 8.3                  Investments
 8.4                  Indebtedness

                                    Exhibit A
                                 REVOLVING NOTE
$30,000,000                                               Minneapolis, Minnesota
                                                                   June 28, 2001

               FOR VALUE RECEIVED, the undersigned, PEMSTAR INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its offices located at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Line of Credit Advances made by the Lender to the Borrowers pursuant to the Loan Agreement referred to below, together with interest on the principal amount hereunder from the date hereof until this Note is fully paid at the rates from time to time in effect under the Loan Agreement.

               The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

               This Note is the "Line of Credit Note" referred to in the Loan and Security Agreement, dated as of June 28, 2001, by and among the Borrowers and the Lender (as the same may hereafter be amended, supplemented or restated from time to time, the "Loan Agreement") and is issued pursuant to and is entitled to the benefits of the Loan Agreement, which provides, among other things, for acceleration hereof upon the occurrence of certain events. This Note is secured pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

               The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

               All parties now or hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment or other demand for payment, protest, notice of dishonor and all other notices of any kind.

        THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                 PEMSTAR INC.

                                 By: /s/ Linda U. Feuss
                                    --------------------------------------------
                                 Title:  VP, General Counsel and Corp Secretary
                                        ----------------------------------------

                                    EXHIBIT B

                       Form of Borrowing Base Certificate

                                    EXHIBIT C
                                    GUARANTY

               Section 1. Guaranty of Payment. For value received and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to PEMSTAR, INC. (hereinafter called the "Borrower") by U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with its successors and assigns, called the "Lender"), U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, the undersigned hereby unconditionally guarantee(s) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, all obligations of the Borrower to the Lender pursuant to that certain Amended and Restated Loan and Security Agreement dated as of June 28, 2001 (as the same may be amended, modified, supplemented, restated or replaced from time to time, the "Loan Agreement") by and between the Borrower and the Lender (all such obligations being hereinafter collectively called the "Obligations"), and the undersigned further agree(s) to pay all reasonable expenses, including fees of attorneys (who may be employees of the Lender or any affiliate) and reasonable legal expenses, paid or incurred by the Lender in endeavoring to collect the Obligations, or any part thereof, and in enforcing this Guaranty.

               Section 2. Acceleration of the Time of Payment of Amount Payable Under the Guaranty. The undersigned agrees that if an "Event of Default", as defined in the Loan Agreements, shall occure with respect to the undersigned (including expiration of any grace period), and if such event shall occur at a time when any of the Obligations may not then be due and payable, such undersigned will pay to the Lender forthwith the full amount which would be payable hereunder by such undersigned if all Obligations were then due and payable.

               Section 3. Security Interest in Deposits and Other Property. To secure all obligations of the undersigned hereunder, the Lender shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Lender may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of such undersigned now or hereafter with the Lender or any affiliate and any and all property of every kind or description of or in the name of such undersigned now or hereafter with the Lender or any affiliate and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender or any affiliate or any agent or bailee for the Lender or any affiliate.

               Section 4. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Obligations may have been paid in full), subject to discontinuance as to the undersigned only upon actual receipt by the Lender of written notice from such undersigned, or any person duly authorized and acting on behalf of such undersigned, of the discontinuance hereof as to such undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of such undersigned hereunder with respect to any and all Obligations existing prior to the time of actual receipt of such notice by the Lender, any and all Obligations created or acquired thereafter pursuant to any previous commitments made by the Lender, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Lender in endeavoring to collect any of the foregoing and in enforcing this Guaranty against such undersigned; and all of the agreements and obligations of such undersigned under this Guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Obligations (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full. Any such notice of discontinuance by or on behalf of theundersigned shall not affect or impair the obligations hereunder of any other of the undersigned.

               Section 5. Recission or Return of Payment on Obligations. The undersigned further agree(s) that, if at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Lender had not been made.

               Section 6. Lender Permitted to Take Certain Actions. The Lender may, from time to time (but shall not be obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions:
(a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Obligations; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of theundersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the undersigned (or any of them) for payment of any of the Obligations, whether or not the Lender (i) shall have resorted to any property securing any of the Obligations or any obligation hereunder or (ii) shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

               Section 7. Application of Payments. Any amounts received by the Lender from whatsoever source on account of the Obligations may be applied by it toward the payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect.

               Section 8. Subrogation. Until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Lender shall have received payment of the full amount of all Obligations and of all obligations of the undersigned hereunder, no payment made by or for the account of the undersigned (or any of them) pursuant to this Guaranty shall entitle theundersigned by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower, and none of the undersigned shall exercise any right or remedy against the Borrower or any property of the Borrower by reason of an performance by such undersigned of this Guaranty.

               Section 9. Waiver of Notice and Other Matters. The undersigned hereby expressly waive(s): (a) notice of the acceptance by the Lender of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

               Section 10. Assignment of Obligations. The Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the undersigned (or any of them), assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Lender; provided, however, that, unless the Lender shall otherwise consent in writing, the Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the Lender, as to those of the Obligations which the Lender has not assigned or transferred.

               Section 11. Information Concerning Borrower. The undersigned hereby warrants to the Lender that such undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Lender shall not have any duty or responsibility to provide the undersigned (or any of them) with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Lender's possession.

               Section 12. Waiver and Modifications. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Lender or the undersigned except as expressly set forth in a writing duly signed and delivered on behalf of the Lender and the undersigned.

               Section 13. Obligations Under Guaranty. No action of the Lender permitted hereunder shall in any way affect or impair the rights of the Lender and the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Obligations shall include all obligations of the Borrower to the Lender, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or un enforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned (or any of them). The undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

               Section 14. Successors. This Guaranty shall be binding upon the undersigned, and upon the successors and assigns of the undersigned; all references herein to the Borrower and to the undersigned, respectively, shall be deemed to include any successor or successors.

               Section 15. Law. THIS GUARANTY HAS BEEN DELIVERED IN MINNEAPOLIS, MINNESOTA, AND THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

               Section 16. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. In any action or proceeding involving any state law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the undersigned hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of the undersigned's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the undersigned, the Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

               Section 17. Captions. Section captions used in this Guaranty are for convenience only, and shall not affect the construction of this Guaranty.

               Section 18. Waiver of Jury Trial. THE LENDER AND THE UNDERSIGNED HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR

AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY; AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               Section 19. Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE UNDERSIGNED CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE UNDERSIGNED COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY THE LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

               Section 20. Certain Representations and Warranties. The undersigned represents and warrants to the Lender that: (a) it is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (b) the execution, delivery and performance of this Guaranty by such undersigned have been duly authorized by all necessary corporation action and approvals and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or by-laws or any agreement presently binding on it; (c) this Guaranty has been duly executed and delivered by the authorized officer of such undersigned and constitutes its lawful, binding and legally enforceable obligation; (d) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency; (e) each of the representations and warranties contained in the Loan Agreement pertaining to the undersigned as a "Subsidiary" of the Borrower or as an "Obligor" are true and correct; and (f) (i) the Borrower and the undersigned make up a related organization of various entities constituting a single economic and business enterprise so that the Borrower and the undersigned share an identity of interests such that any benefit received by any one of them benefits the others;
(ii) the Borrower and the undersigned render services for the benefit of the one another, purchases or sells and supplies goods to or from or for the benefit of one another, makes loans, advances and provides other financial accommodations to or for the benefit of one another; (iii) in some cases, the Borrower and the undersigned have centralized accounting and legal service and common officers and directors; and (iv) while the Borrower and the undersigned operate as a single economic enterprise, nothing contained in this subsection (f) should be construed or imply that the Borrower and each of the undersigned are not separate legal entities.

SIGNED AND DELIVERED as of June 28, 2001.


                                    TURTLE MOUNTAIN CORPORATION

                                    By:  /s/  John  E. Miller
                                       ---------------------------------

                                    Title:  President
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